Exhibit 10.1

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

CAMPUS CREST COMMUNITIES OPERATING PARTNERSHIP, LP

a Delaware limited partnership

THE LIMITED PARTNERSHIP INTERESTS REFERRED TO IN THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. REFERENCE IS MADE TO ARTICLE 8 AND ARTICLE 11 OF THIS AGREEMENT FOR PROVISIONS RELATING TO VARIOUS RESTRICTIONS ON THE SALE OR OTHER TRANSFER OF THESE INTERESTS.

dated as February 9, 2012

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SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

CAMPUS CREST COMMUNITIES OPERATING PARTNERSHIP, LP

THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CAMPUS CREST COMMUNITIES OPERATING PARTNERSHIP, LP, dated as of February 9, 2012 (the “Agreement”), is entered into by and among Campus Crest Communities GP, LLC, a Delaware limited liability company (“Communities GP”), as the General Partner, and the Persons whose names are set forth on Exhibit A attached hereto, as the Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein.

WHEREAS, Campus Crest Communities Operating Partnership, LP, a Delaware limited partnership (the “Partnership”), was formed pursuant to that certain Certificate of Limited Partnership filed on March 4, 2010 in the office of the Secretary of State of the State of Delaware and that certain Agreement of Limited Partnership dated as of March 4, 2010 (the “Initial Agreement”);

WHEREAS, the Initial Agreement was amended and restated by that certain Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 19, 2010 (the “First Amended and Restated Partnership Agreement”), by and among the General Partner and the limited partners of the Partnership, in connection with the initial public offering of the common stock of Campus Crest Communities, Inc., a Maryland corporation and the sole member of the General Partner (the “Company”);

WHEREAS, pursuant to Sections 7.3.C(2) thereof, the First Amended and Restated Partnership Agreement may be amended by the General Partner to reflect the issuance of additional Partnership Interests pursuant to Sections 4.3.B, 5.4 and 6.2.B thereof and to set forth the rights, designations, preferences and priorities of the holders of any additional Partnership Interests issued pursuant to Section 4.3.B thereof; and

WHEREAS, the General Partner and the Partnership believe it is desirable and in the best interest of the Partnership to amend and restate the First Amended and Restated Partnership Agreement as set forth herein.

NOW, THEREFORE, the General Partner, on its own behalf and as attorney-in-fact for the Limited Partners, hereby amends and restates the First Amended and Restated Partnership Agreement as follows:

ARTICLE 1.

DEFINED TERMS

Section 1.1. Definitions

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

“Additional Funds” shall have the meaning set forth in Section 4.3.A.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 12.2 and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(i) decrease such deficit by any amounts which such Partner is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(i)(5) and 1.704-2(g); and

(ii) increase such deficit by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjustment Date” means, with respect to any Capital Contribution, the close of business on the Business Day immediately preceding the date of the Capital Contribution, provided, that if such Capital Contribution is being made by the Company (either directly or indirectly through Communities GP and Communities LP) in respect of the proceeds from the issuance of REIT Shares (or the issuance of the Company’s securities exercisable for, convertible into or exchangeable for REIT Shares), then the Adjustment Date shall be as of the close of business on the Business Day immediately preceding the date of the issuance of such securities.

“Adjustment Event” shall have the meaning set forth in Section 4.3.E.(i) hereof.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person. Control of any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreed Value” means (i) in the case of any Contributed Property set forth in Exhibit A and as of the time of its contribution to the Partnership, the Agreed Value of such property as set forth in Exhibit A; (ii) in the case of any Contributed Property not set forth in Exhibit A and as of the time of its contribution to the Partnership, the fair market value of such property or other consideration as determined by the General Partner, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed; and (iii) in the case of any property distributed to a Partner by the Partnership, the fair market value of such property as determined by the General Partner at the time such property is distributed, reduced by any liabilities either assumed by such Partner upon such distribution or to which such property is subject at the time of the distribution as determined under Section 752 of the Code and the Regulations thereunder.

“Agreement” means this Second Amended and Restated Agreement of Limited Partnership, as it may be amended, modified, supplemented or restated from time to time.

“Allocation Year” means (i) the period commencing on the Effective Date and ending on December 31, 2010, (ii) any subsequent period commencing on January 1 and ending on the following December 31, or (iii) any portion of the period described in clause (ii) for which the Partnership is required to allocate Net Income, Net Losses, and other items of Partnership income, gain, loss, or deduction pursuant to Article 6.

“Appraisal” means with respect to any assets, the opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith; such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the General Partner is fair, from a financial point of view, to the Partnership.

“Assignee” means a Person to whom one or more Common Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.6.

“Available Cash” means, with respect to any period for which such calculation is being made, the excess, if any, of “Receipts” over “Expenditures.” For purposes hereof, the term “Receipts” means the sum of all cash receipts of the Partnership from all sources for such period (including Net Sale Proceeds and Net Financing Proceeds but excluding Capital Contributions) and any amounts held as reserves as of the last day of such period which the General Partner reasonably deems to be in excess of necessary reserves as determined below. The term “Expenditures” means the sum of (a) all cash expenses of the Partnership for such period, (b) the amount of all payments of principal of, premium, if any, and interest on account of any indebtedness of the Partnership and (c) such additions to reserves as of the last day of such period as the General Partner deems necessary or appropriate or any capital, operating or other expenditure, including, without limitation, contingent liabilities, but the term “Expenditures” shall not include any expense paid from a reserve previously established by the Partnership. For this purpose, cash proceeds received by a Joint Venture Partnership shall not be deemed to be received or available to the Partnership until (i) the distribution of such proceeds is actually received by the Partnership, or (ii) under the terms of the Joint Venture Partnership’s partnership agreement, the Partnership controls the timing of the Joint Venture Partnership’s distributions and then only to the extent of the Partnership’s entitlement to such distributions.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to be closed, except that, for purposes of Article 16, the term “Business Day” means each day, other than a Saturday or a Sunday, which is not a day on which banks in New York, New York are authorized or required by law, regulation or executive order to close.

“Capital Account” means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

To each Partner’s Capital Account there shall be added such Partner’s Capital Contributions, such Partner’s share of Net Income and any items in the nature of income or gain which are specially allocated pursuant to Section 6.3, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner.

From each Partner’s Capital Account there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 6.3, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership (except to the extent already reflected in the amount of such Partner’s Capital Contribution).

In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement (which does not result in a termination of the Partnership for federal income tax purposes), the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

In determining the amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article 13 of this Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Partnership by such Partner (net of any liabilities assumed by the Partnership relating to such property and any liability to which such property is subject).

“Cash Amount” means, with respect to any Common Unit subject to a Redemption, an amount of cash equal to the Deemed Partnership Interest Value attributable to such Common Unit.

“Certificate” means the Certificate of Limited Partnership relating to the Partnership filed in the office of the office of the Secretary of State of the State of Delaware on March 4, 2010, as amended from time to time in accordance with the terms and the Act.

“Charter” means the Articles of Amendment and Restatement of the Company filed with the Maryland State Department of Assessments and Taxation on September 15, 2010, as further amended or restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time or any successor statute thereto. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Unit” means a Partnership Unit which is designated as a Common Unit and which has the rights, preferences and other privileges designated herein in respect of Common Unitholders. The number of any Common Units owned by a Partner shall be set forth on Exhibit A, as may be amended from time to time.

“Common Unitholder” means a Partner that holds Common Units.

“Common Unit Distribution” shall have the meaning set forth in Section 4.3.E.(ii) hereof.

“Common Unit Economic Balance” is an amount equal to the quotient that results when (i) the sum of (x) the Capital Account of the General Partner attributable to its Common Units, (y) the General Partner’s share of Partner Minimum Gain, if any, and (z) the General Partner’s share of Partnership Minimum Gain, if any, is divided by (ii) the number of Common Units held by the General Partner.

“Communities GP” has the meaning set forth in the first paragraph recitals to this Agreement.

“Communities LP” has the meaning set forth in the first paragraph recitals to this Agreement.

“Company” has the meaning set forth in the recitals to this Agreement.

“Consent” means the consent to, approval of, or vote on a proposed action by a Partner given in accordance with Article 14.

“Consent of the Limited Partners” means the Consent of a Majority in Interest of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by a Majority in Interest of the Limited Partners, unless otherwise expressly provided herein, in their sole and absolute discretion.

“Consent of the Partners” means the Consent of Partners holding Percentage Interests (other than PIUs) that in the aggregate are equal to or greater than fifty percent (50%) of the aggregate Percentage Interests of all Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and may be given or withheld by such Partners, in their sole and absolute discretion.

“Constituent Person” shall have the meaning set forth in Section 8.7.B.

“Constructively Own” means ownership under the constructive ownership rules described in Exhibit C.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or, to the extent provided in applicable Regulations, deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code).

“Conversion Date” shall have the meaning set forth in Section 8.7.A.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds, guarantees and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person which, in accordance with generally accepted accounting principles, should be capitalized.

“Deemed Partnership Interest Value” means, as of any date with respect to any class of Partnership Interests, the Deemed Value of the Partnership Interests of such class multiplied by the applicable Partner’s Percentage Interest of such class.

“Deemed Value of the Partnership Interests” means, as of any date with respect to any class or series of Partnership Interests, (i) the total number of Partnership Units of the General Partner in such class or series of Partnership Interests (as provided for in Section 4.1 and Section 4.3.B.) issued and outstanding as of the close of business on such date multiplied by the Fair Market Value determined as of such date of a share of capital stock of the Company which corresponds to such class or series of Partnership Interests, as adjusted (x) pursuant to Section 7.5 (in the event the Company acquires material assets, other than on behalf of the Partnership) and (y) for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distribution of warrants or options and distributions of evidences of indebtedness or assets not received by the Company (either directly or indirectly through Communities GP and Communities LP) pursuant to a pro rata distribution by the Partnership; (ii) divided by the Percentage Interest of the General Partner in such class or series of Partnership Interests on such date; provided, that if no outstanding shares of capital stock of the General Partner correspond to a class of series of Partnership Interests, the Deemed Value of the Partnership Interests with respect to such class or series shall be equal to an amount reasonably determined by the General Partner.

“Depreciation” means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Distribution Payment Date” shall mean the dates upon which the General Partner makes distributions in accordance with Section 5.1 of the Partnership Agreement.

“Economic Capital Account Balance” with respect to a PIU Holder means an amount equal to the sum of: (i) the PIU Holder’s Capital Account balance, (ii) the PIU Holder’s share of Partnership Minimum Gain, if any, and (iii) the PIU Holder’s share of Partner Minimum Gain, if any, all determined as of the date the PIU Holder’s Economic Capital Account Balance is to be measured.

“Effective Date” means the date of closing of the initial public offering of REIT Shares, upon which date the contributions set forth on Exhibit A became effective.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Fair Market Value” means, with respect to any share of capital stock of the Company, the average of the daily market price for the five (5) consecutive trading days immediately preceding the date with respect to which “Fair Market Value” must be determined hereunder or, if such date is not a Business Day, the immediately preceding Business Day. The market price for each such trading day shall be: (i) if such shares are listed or admitted to trading on any securities exchange or the NASDAQ Global Select Market, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if such shares are not listed or admitted to trading on any securities exchange or the NASDAQ Global Select Market, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by the quotation source on which such shares are quoted, or (iii) if such shares are not listed or admitted to trading on any securities exchange or the NASDAQ Global Select Market and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by the quotation source on which such shares are quoted, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided that, if there are no bid and asked prices reported during the five (5) days prior to the date in question, the Fair Market Value of such shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount for such shares includes rights that a holder of such shares would be entitled to receive, then the Fair Market Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate; and provided, further that, in connection with determining the Deemed Value of the Partnership Interests for purposes of determining the number of additional Partnership Units issuable to the Company (either directly or indirectly through Communities GP and Communities LP) upon a Capital Contribution funded by an underwritten public offering of shares of capital stock of the Company, the Fair Market Value of such shares shall be the public offering price per share of such class of capital stock sold. Notwithstanding the foregoing, the General Partner in its reasonable discretion may use a different “Fair Market Value” for purposes of making the determinations under subparagraph (b) of the definition of “Gross Asset Value” and Section 4.3.D in connection with the contribution of Property to the Partnership by a third party, provided such value shall be based upon the value per REIT Share (or per Partnership Unit) agreed upon by the General Partner and such third party for purposes of such contribution.

“First Amended and Restated Partnership Agreement” has the meaning set forth in the recitals of this Agreement.

“General Partner” means Communities GP or its successor as general partner of the Partnership.

“General Partner Interest” means a Partnership Interest held by the General Partner. A General Partner Interest may be expressed as a number of Partnership Units.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partner (as set forth on Exhibit A attached hereto, as such Exhibit may be amended from time to time); provided, that if the contributing Partner is the General Partner then, except with respect to the General Partner’s initial Capital Contribution which shall be determined as set forth on Exhibit A, the determination of the fair market value of the contributed asset shall be determined (i) by the price paid by the General Partner if the asset is acquired by the General Partner contemporaneously with its contribution to the Partnership, (ii) by Appraisal, if otherwise acquired by the General Partner, (iii) by the amount of cash if the asset is cash, and (iv) as reasonably determined by the General Partner if the asset is REIT Shares or other shares of capital stock of the Company.

(b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, provided, however, that for such purpose, the net value of all of the Partnership assets, in the aggregate, shall be equal to the Deemed Value of the Partnership Interests of all classes of Partnership Interests then outstanding, regardless of the method of valuation adopted by the General Partner, immediately prior to the times listed below:

(i) the acquisition of an additional interest in the Partnership by a new or existing Partner in exchange for more than a de minimis Capital Contribution, or in connection with the issuance of a greater than de minimis amount of PIUs or if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership in connection with the grant of an interest in the Partnership (other than a de minimis interest), as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a Partner capacity, or by a new Partner acting in a Partner capacity or in anticipation of being a Partner;

(ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and

(iv) at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(c) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner, or if the distributee and the General Partner cannot agree on such a determination, by Appraisal.

(d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subparagraph (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

(e) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subparagraph (a), (b) or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Holder” means either the Partner or Assignee owning a Partnership Unit.

“Immediate Family” means, with respect to any natural Person, such natural Person’s estate or heirs or current spouse or former spouse, parents, parents-in-law, children (whether natural, adopted or by marriage), siblings and grandchildren and any trust or estate, all of the beneficiaries of which consist of such Person or such Person’s spouse, or former spouse, parents, parents-in-law, children, siblings or grandchildren.

“Incapacity” or “Incapacitated” means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him or her incompetent to manage his or her Person or his or her estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding not filed voluntarily by a Partner seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment, or (h) an appointment referred to in clause (g) is not vacated within 90 days after the expiration of any such stay.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of his or her status as (A) the General Partner or the direct or the indirect parent of the General Partner or (B) a director or officer, employee or agent of the Partnership, the General Partner or the direct or indirect parent of the General Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Initial Agreement” has the meaning set forth on the recitals of this Agreement.

“IRS” means the Internal Revenue Service, which administers the internal revenue laws of the United States.

“Joint Venture Partnership” shall mean any Subsidiary Partnership in which the Partnership and the Company do not own, directly or indirectly, 100% of the ownership interests in the aggregate.

“Liens” shall mean any liens, security interests, mortgages, deeds of trust, capital leases, charges, claims, encumbrances, pledges, options, rights of first offer or first refusal and any other similar encumbrances of any nature whatsoever.

“Limited Partner” means any Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partner Interest” means a Partnership Interest of a Limited Partner representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the Holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Common Units, Preferred Units or PIUs, as applicable.

“Liquidation Value” means the amount of cash that a recipient of a newly issued partnership interest would receive, if immediately after the partnership interest was issued: (i) the Partnership sold all of its assets substantially as an entirety for cash equal to their Fair Market Value; (ii) the Partnership paid all Partnership liabilities pursuant to Section 13.2, and (iii) the Partnership distributed the remaining proceeds to the Partners in complete liquidation of the Partnership.

“Liquidating Event” shall have the meaning set forth in Section 13.1.

“Liquidator” shall have the meaning set forth in Section 13.2.A.

“Majority in Interest of the Limited Partners” means Limited Partners (including in all cases the Limited Partner Interests held directly or indirectly by the Company) holding in the aggregate Percentage Interests (other than PIUs) that are greater than fifty percent (50%) of the aggregate Percentage Interests of all Limited Partners.

“Net Financing Proceeds” shall mean the cash proceeds received by the Partnership in connection with any borrowing or refinancing of borrowing by or on behalf of the Partnership or by or on behalf of any Subsidiary Partnership (whether or not secured), after deduction of all costs and expenses incurred by the Partnership or the Subsidiary Partnership in connection with such borrowing, and after deduction of that portion of such proceeds used to (i) acquire the Property with respect to which any such borrowing was specifically incurred, and (ii) repay any other indebtedness of the Partnership or Subsidiary Partnerships with respect to which any such refinancing or borrowing was specifically incurred, or any interest or premium thereon. For this purpose, cash proceeds received by a Joint Venture Partnership shall not be deemed to be received or available to the Partnership until (i) such proceeds are distributed and actually received by the Partnership, or (ii) under the terms of the Joint Venture Partnership’s partnership agreement, the Partnership controls the timing and the amount of the Joint Venture Partnership’s distributions and then only to the extent of the Partnership’s entitlement to such distributions.

“Net Sale Proceeds” shall mean the cash proceeds received by or available to the Partnership in connection with a sale or condemnation of, or casualty or other capital event with respect to, any asset by or on behalf of the Partnership or by or on behalf of a Subsidiary Partnership, after deduction of any costs or expenses incurred by the Partnership or a Subsidiary Partnership with respect to, or payable specifically out of the proceeds of, such transaction (including, without limitation, any repayment of any indebtedness required to be repaid as a result of such sale together with accrued interest and premium, if any, thereon and any sales commissions or other costs and expenses due and payable to any Person in connection with a sale, including to a Partner or its Affiliates). For this purpose, cash proceeds received by a Joint Venture Partnership shall not be deemed to be received or available to the Partnership until (i) such proceeds are distributed and actually received by the Partnership, or (ii) under the terms of the Joint Venture Partnership’s partnership agreement, the Partnership controls the timing and the amount of the Joint Venture Partnership’s distributions and then only to the extent of the Partnership’s entitlement to such distributions.

“Net Income” or “Net Loss” means for each fiscal year of the Partnership, an amount equal to the Partnership’s taxable income or loss for such fiscal year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable income or loss;

(b) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be subtracted from such taxable income or loss;

(c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (b) or subparagraph (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year;

(f) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g) Notwithstanding any other provision of this definition of Net Income or Net Loss, any items which are specially allocated pursuant to Sections 6.3.A. and 6.4 shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss, or deduction available to be specially allocated pursuant to Sections 6.3.A. and 6.4 shall be determined by applying rules analogous to those set forth in this definition of Net Income or Net Loss.

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares or other shares of capital stock of the Company, excluding in each case, securities issued or issuable under any Stock Plan, or (ii) any Debt issued by the Company that provides any of the rights described in clause (i).

“Nonrecourse Deductions” shall have the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” shall have the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit B to this Agreement.

“Partner” means a General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” shall have the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” shall have the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

“Partnership Interest” means, an ownership interest in the Partnership of either a Limited Partner or the General Partner, whether by Common Units, Preferred Units or PIUs, and includes any and all benefits to which the Holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of the applicable type of Partnership Units (i.e., Common Units, Preferred Units or PIUs). Unless otherwise expressly provided for by the General Partner at the time of the original issuance of any Partnership Interests, all Partnership Interests (whether held by a Limited Partner or a General Partner) shall be Common Units. The Partnership Interests represented by the Common Units, the PIUs and the Series A Preferred Units are the only Partnership Interests and each such type of Unit is a separate class of Partnership Interest for all purposes of this Agreement.

“Partnership Minimum Gain” shall have the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Record Date” means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1 which record date shall be the same as the record date established by the Company for a distribution to its stockholders of some or all of its portion of such distribution, or, as applicable, any Series A Preferred Unit Distribution Record Date.

“Partnership Unit” means, with respect to any class of Partnership Interest, a fractional, undivided share of such class of Partnership Interest issued pursuant to Sections 4.1 and 4.3.

“Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.

“Percentage Interest” means, as to a Partner holding Common Units, its interest in such Common Units as determined by dividing the Common Units owned by such Partner by the total number of Common Units then outstanding as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time.

“Person” means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

“PIU” means a Partnership Unit which is designated as a profits interest unit and which has the rights, preferences and other privileges designated in Section 4.3.E. hereof and elsewhere in the Partnership in respect of PIU Holders. The number of any PIUs owned by a Partner shall be set forth on Exhibit A, as may be amended from time to time.

“PIU Holder” means a Limited Partner that holds PIUs.

“PIU Vesting Agreement” means each or any, as the context implies, PIU Vesting Agreement entered into by a PIU Holder upon acceptance of an award of PIUs under the Plan (as such agreement may be amended, modified or supplemented from time to time) or in connection with the initial public offering.

“Plan Asset Regulation” means the regulations promulgated by the United States Department of Labor in Title 29, Code of Federal Regulations, Part 2510, Section 2510.3-101, and any successor regulations thereto.

“Preferred Unit” means a limited partnership interest (of any series), other than a Common Unit, represented by a fractional, undivided share of the Partnership Interests of all Partners issued hereunder and which is designated as a “Preferred Unit” (or as a particular class or series of Preferred Units) herein and which has the rights, preferences and other privileges designated herein (including by way of a certificate of designations) in respect of a Preferred Unitholder. The number of any Preferred Units owned by a Partner shall be set forth on Exhibit A, as may be amended from time to time. Preferred Units shall include, but not be limited to, Series A Preferred Units.

“Preferred Unitholder” means a Limited Partner that holds Preferred Units (of any class or series).

“Property” means any property or other investment in which the Partnership holds a direct or indirect ownership interest.

“Qualified Transferee” means an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act.

“Redemption” shall have the meaning set forth in Section 8.6.A.

“Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” shall have the meaning set forth in Section 6.3.B.

“REIT” means an entity qualifying as a real estate investment trust under Sections 856 through 859 of the Code.

“REIT Requirements” shall have the meaning set forth in Section 5.1.

“REIT Series A Preferred Share” means a share of 8.00% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (liquidation preference $25.00 per share) of the Company, with the preferences, liquidation and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares as described in the Series A Articles Supplementary.

“REIT Share” means a share of common stock, par value $0.01 per share, of the Company.

“REIT Shares Amount” means, as of any date, an aggregate number of REIT Shares equal to the number of Tendered Units, as adjusted (x) pursuant to Section 7.5 (in the event the Company acquires material assets, other than on behalf of the Partnership) and (y) for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets relating to assets not received by the Company (either directly or indirectly through Communities GP and Communities LP) pursuant to a pro rata distribution by the Partnership.

“Safe Harbor” means the ability to treat the fair market value of a Partnership interest that is transferred in connection with the performance of services as being equal to the liquidation value of that interest pursuant to a Safe Harbor Election.

“Safe Harbor Election” means an election by the Partnership and its Partners to apply the Safe Harbor described in the Safe Harbor Regulation and IRS Notice 2005-43 issued May 19, 2005.

“Safe Harbor Regulation” means Prop. Treas. Reg. § 1.83-3(l) issued May 19, 2005.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder and any successor statute thereto.

“Securities Exchange Act” means the Securities Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder and any successor statute thereto.

“Series A Articles Supplementary” means the Articles Supplementary of the Company in connection with its REIT Series A Preferred Shares, as filed with the Maryland State Department of Assessments and Taxation on February 8, 2012.

“Series A Preferred Unit Distribution Payment Date” shall have the meaning set forth in Section 16.3.A hereof.

“Series A Preferred Unit Distribution Period” shall have the meaning set forth in Section 16.3.A hereof.

“Series A Preferred Unit Distribution Record Date” shall have the meaning set forth in Section 16.3.A hereof.

“Series A Preferred Unit Original Issue Date” shall have the meaning set forth in Section 16.3.A hereof.

“Series A Preferred Units” means the Partnership’s 8.00% Series A Cumulative Redeemable Preferred Units, with the rights, priorities and preferences set forth herein.

“Series A Priority Return” shall mean cumulative cash distributions at the rate of eight percent (8.00%) per annum on the stated value of twenty-five dollars ($25.00) per Series A Preferred Unit (equivalent to the fixed annual amount of $2.00 per Series A Preferred Unit).

“Specified Redemption Date” means the day of receipt by the General Partner of a Notice of Redemption.

“Stock Plan” means any stock incentive, stock option, stock ownership or employee benefits plan of the Company.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Subsidiary Partnership” means any partnership or limited liability company that is a Subsidiary of the Partnership.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.5.

“Surviving Partnership” shall have the meaning set forth in Section 11.3.A.

“Tax Items” means for income tax purposes each item of income, gain, loss and deduction.

“Tenant” means any tenant from which the Company derives rent either directly or indirectly through partnerships or other entities, including the Partnership.

“Tendered Units” shall have the meaning set forth in Section 8.6.A.

“Tendering Partner” shall have the meaning set forth in Section 8.6.A.

“Termination Transaction” shall have the meaning set forth in Section 11.3.A.

“Transaction” shall have the meaning set forth in Section 8.7.B.

“Unvested PIUs” means each or any, as the context implies, PIU that has not yet vested pursuant to such PIU’s PIU Vesting Agreement.

“Vested PIUs” means each or any, as the context implies, PIU that has vested pursuant to such PIU’s PIU Vesting Agreement.

Section 1.2. Rules of Construction

Unless otherwise indicated, all references herein to “REIT,” “REIT Requirements,” “REIT Shares” and “REIT Shares Amount” shall apply only with reference to the Company.

ARTICLE 2.

ORGANIZATIONAL MATTERS

Section 2.1. Organization

The Partnership is a limited partnership formed pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2. Name

The name of the Partnership is “Campus Crest Communities Operating Partnership, LP.” The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “LP,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time.

Section 2.3. Registered Office and Agent; Principal Office

The Registered Agent of the Partnership shall be The Corporation Trust Company or such other Person as the General Partner may select in its sole discretion. The Registered Office of the Partnership and the address of the principal office of the partnership in Delaware shall be The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 or such other location as the General Partner may select in its sole and absolute discretion. The principal office of the Partnership outside of Delaware is located at 2100 Rexford Road, Suite 414,

Charlotte, North Carolina 28211, or such other place as the General Partner may from time to time designate. The Partnership may maintain offices at such other place or places within or outside the State of North Carolina as the General Partner deems advisable.

Section 2.4. Power of Attorney

A. Each Limited Partner and each Assignee constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to

(1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments, agreements or other documents relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or to other events described in, Articles 11, 12 or 13 or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

(2) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Common Units and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or any Liquidator, within 15 days after receipt of the General Partner’s or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary or appropriate to effectuate this Agreement and the purposes of the Partnership.

Section 2.5. Term

The Partnership’s term shall commence upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware and shall continue until it is dissolved pursuant to the provisions of Article 13 or as otherwise provided by law.

ARTICLE 3.

PURPOSE

Section 3.1. Purpose and Business

The purpose and nature of the business to be conducted by the Partnership is to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the Company at all times to qualify as a REIT, unless the Company otherwise ceases to qualify as a REIT. The General Partner also shall be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.

Section 3.2. Powers

The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to, desirable or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other Liens, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property.

Section 3.3. Partnership Only for Purposes Specified

No Limited Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner unless such authority is specifically delegated to such Limited Partner by the General Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4. Representations and Warranties by the Parties

A. Each Partner that is an individual represents and warrants to each other Partner that (i) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder, (ii) except as disclosed in a contribution agreement by and between the Partner, the Company and the Partnership with respect to any transfer of property to the Partnership, the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any agreement by which such Partner or any of such Partner’s property is or are bound, or any statute, regulation, order or other law to which such Partner is subject, (iii) such Partner is a “United States person” within the meaning of Section 7701(a)(30) of the Code, and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

B. Each Partner that is not an individual represents and warrants to each other Partner that (i) its execution and delivery of this Agreement and all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s), as the case may be, as required, (ii) except as disclosed in a contribution agreement by and between the Partner, the Company and the Partnership with respect to any transfer of property to the Partnership, the consummation of such transactions shall not result in a breach or violation of, or a default under, its certificate of limited partnership, partnership agreement, trust agreement, limited liability company operating agreement, charter, bylaws or other agreements or instruments governing its organization and operation, as the case may be, any agreement by which such Partner or any of such Partner’s properties or any of its partners, beneficiaries, trustees or stockholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, trustees, beneficiaries or stockholders, as the case may be, is or are subject, (iii) such Partner is a “United States person” within the meaning of Section 7701(a)(30) of the Code, and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

C. Each Partner represents, warrants, and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment. Each Partner represents, warrants and agrees that such Partner is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act).

D. Each Partner acknowledges that (i) the Partnership Units have not been registered under the Securities Act and may not be transferred unless they are subsequently registered under the Securities Act or an exemption from such registration is available (it being understood that the Partnership has no intention of so registering the Partnership Units) and any REIT Shares that might be issued in exchange for Partnership Units may not be registered under the Securities Act, which would limit the transferability of such REIT Shares in a manner similar to the limitations described above for the Partnership Units and (ii) a notation shall be made in the appropriate records of the Partnership indicating that the Partnership Units are subject to restrictions on transfer.

E. Each Partner further represents, warrants, covenants and agrees as follows:

(1) Except as provided in Exhibit D, at any time such Partner actually or Constructively Owns a 25% or greater capital interest or profits interest in the Partnership, it does not and will not, without the prior written consent of the General Partner (or in the case of the General Partner, a Majority in Interest of the Partners exclusive of the interest of the General Partner), actually own or Constructively Own (a) with respect to any Tenant that is a corporation, any stock of such Tenant, and (b) with respect to any Tenant that is not a corporation, any interests in either the assets or net profits of such Tenant.

(2) Upon request of the General Partner (or in the case of the General Partner, a Majority in Interest of the Partners exclusive of the interest of the General Partner), it will promptly disclose to the General Partner the amount of REIT Shares or other shares of capital stock of the Company that it actually owns or Constructively Owns.

Each Partner understands that if, for any reason, (a) the representations, warranties or agreements set forth in E.(1) or (2) above are violated, or (b) the Partnership’s actual or Constructive Ownership of REIT Shares or other shares of capital stock of the Company violates the limitations set forth in the Charter, then (x) some or all of the Redemption rights of the Partners may become non-exercisable, and (y) some or all of the REIT Shares owned by the Partners may be automatically transferred to a trust for the benefit of a charitable beneficiary, as provided in the Charter.

F. The representations and warranties contained in this Section 3.4 shall survive the execution and delivery of this Agreement by each Partner and the dissolution and winding up of the Partnership.

G. Each Partner hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, which may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

Section 3.5. Certain ERISA Matters

Each Partner acknowledges that the Partnership is intended to qualify as a “real estate operating company” (as such term is defined in the Plan Asset Regulation). The General Partner shall use its commercially reasonable efforts to structure the investments in, relationships with and conduct with respect to Properties and any other assets of the Partnership so that the Partnership will be a “real estate operating company” (as such term is defined in the Plan Asset Regulation).

ARTICLE 4.

CAPITAL CONTRIBUTIONS

Section 4.1. Capital Contributions

A. The General Partner has contributed to the Partnership cash in the amount set forth opposite the General Partner’s name on Exhibit A hereto, in immediately available funds to a Partnership bank account.

B. Each Limited Partner has contributed to the Partnership the Capital Contributions, Contributed Property and such other property related interests as set forth opposite such Limited Partner’s name on Exhibit A.

C. The Percentage Interests in the Partnership are set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately exchanges, redemptions, Capital Contributions, the issuance of additional Partnership Units or similar events having an effect on a Partner’s Percentage Interest. Except as required by law, as otherwise provided in Sections 4.3, 4.4 or 10.5, or as otherwise agreed to by a Partner and the Partnership, no Partner shall be required or permitted to make any additional Capital Contributions or loans to the Partnership. Unless otherwise specified by the General Partner at the time of the creation of any class of Partnership Interests, the corresponding class or series of capital stock for any Partnership Units issued shall be REIT Shares.

D. A Limited Partner shall be unconditionally liable to the Partnership for all or a portion of any deficit in its Capital Account if it so elects to be liable for such deficit or portion thereof. Such election may be for either a limited or an unlimited amount and may be amended or withdrawn at any time. The election, and any amendment thereof, shall be made by written notice to the General Partner stating that the Limited Partner elects to be liable, and specifying the limitations, if any, on the maximum amount or duration of such liability. Said election, or amendment thereof, shall be effective only from the date the written notice is received by the General Partner, and shall terminate upon the date, if any, specified therein as a termination date or upon delivery to the General Partner of a subsequent written notice withdrawing or otherwise amending such election. A withdrawal, or an amendment reducing the Limited Partner’s maximum liability, shall not be effective to avoid responsibility for any loss incurred prior to such amendment or withdrawal.

Section 4.2. Loans by Third Parties

Subject to Section 4.3, the Partnership may incur Debt, or enter into other similar credit, guarantee, financing or refinancing arrangements for any purpose (including, without limitation, in connection with any further acquisition of Properties) with any Person that is not the General Partner upon such terms as the General Partner determines appropriate; provided that, the Partnership shall not incur any Debt that is recourse to the General Partner, except to the extent otherwise agreed to by the General Partner in its sole discretion.

Section 4.3. Additional Funding and Capital Contributions

A. General. The General Partner may, at any time and from time to time determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition of additional Properties or for such other Partnership purposes as the General Partner may determine. Additional Funds may be raised by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.3. No Person shall have any preemptive, preferential or similar right or rights to subscribe for or acquire any Partnership Interest, except as set forth in this Section 4.3.

B. Issuance of Additional Partnership Interests. The General Partner, in its sole and absolute discretion, may raise all or any portion of the Additional Funds by accepting additional Capital Contributions. In connection therewith, the General Partner is hereby authorized to cause the Partnership from time to time to issue to Partners (including the General Partner) or other Persons (including, without limitation, in connection with the contribution of property to the Partnership) additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers, and duties, including rights, powers, and duties senior to then existing Limited Partner Interests, all as shall be determined by the General Partner in its sole and absolute discretion, without the approval of any Limited Partners, subject to Delaware law, including without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction, and credit to such class or series of Partnership Interests, (ii) the rights, designations, preferences and priorities of each such class or series of Partnership Interests to share in Partnership distributions, (iii) the rights, designations, preferences and priorities of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership, and (iv) the right to vote, including, without limitation, the Limited Partner approval rights set forth in Section 11.2.

C. Issuance of REIT Shares or Other Securities by the Company. From and after the Company’s completion of its first public offering of REIT Shares, the Company shall not issue any additional REIT Shares, other shares of capital stock of the Company or New Securities (other than REIT Shares issued pursuant to Section 8.6 or pursuant to a dividend or distribution (including any stock split) of REIT Shares, other shares of capital stock of the Company or New Securities to all of its stockholders on a pro rata basis) unless (i) the Partnership shall issue to the Company (either directly or indirectly through Communities GP and Communities LP), Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests thereof are substantially similar to those of the REIT Shares, other shares of capital stock of the Company or New Securities and (ii) the Company shall contribute (either directly or indirectly through Communities GP and Communities LP) the net proceeds from the issuance of such additional REIT Shares, other shares of capital stock of the Company or New Securities, as the case may be, and from the exercise of the rights contained in such REIT Shares, other capital stock of the Company or New Securities, as applicable, to the Partnership as a Capital Contribution. Without limiting the foregoing, the Company is expressly authorized to issue REIT Shares, other shares of capital stock of the Company or New Securities for no tangible value or for less than fair market value, and the Company is expressly authorized to cause the General Partner to cause the Partnership to issue to the Company (either directly or indirectly through Communities GP and Communities LP) corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance of Partnership Interests is in the interests of the Partnership, and (y) the Company contributes (either directly or indirectly through Communities GP and Communities LP) the net proceeds, if any, from such issuance and exercise to the Partnership.

In connection with the Company’s initial public offering of REIT Shares and any other issuance of REIT Shares, other capital stock of the Company or New Securities, the Company shall contribute to the Partnership (either directly or indirectly through Communities GP and Communities LP) any net proceeds raised in connection with such issuance; provided, that if the net proceeds actually received by the Company are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the Company shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the net proceeds of such issuance plus the amount of such underwriter’s discount and other expenses paid by the Company (which discount and expense shall be treated as an expense for the benefit of the Partnership for purposes of Section 7.4). In the case of issuances of REIT Shares, other capital stock of the Company or New Securities pursuant to any Stock Plan at a discount from fair market value or for no value, the amount of such discount representing compensation to the employee, as determined by the General Partner, shall be treated as an expense for the benefit of the Partnership for purposes of Section 7.4 and, as a result, the Company shall be deemed to have made a Capital Contribution to the Partnership (either directly or indirectly through Communities GP and Communities LP) in an amount equal to the sum of any net proceeds of such issuance plus the amount of such expense.

D. Percentage Interest Adjustments in the Case of Capital Contributions for Partnership Units. Upon the acceptance of additional Capital Contributions in exchange for any class or series of Partnership Units, the Percentage Interest in such class or series of Partnership Units shall be equal to a fraction, the numerator of which is equal to the amount of cash and the Agreed Value of the Property contributed as of the Business Day immediately preceding the date on which the additional Capital Contributions are made (an “Adjustment Date”) and the denominator of which is equal to the sum of (i) the Deemed Value of the Partnership Interests of such class or series (computed as of the Business Day immediately preceding the Adjustment Date) and (ii) the aggregate Agreed Value of additional Capital Contributions contributed by all Partners and/or third parties to the Partnership on such Adjustment Date in such class or series of Partnership Interests. The Percentage Interest of each other Partner holding Partnership Interests of such class or series not making a full pro rata Capital Contribution shall be adjusted to equal a fraction, the numerator of which is equal to the sum of (i) the Deemed Partnership Interest Value of such Partner in respect of such class or series (computed as of the Business Day immediately preceding the Adjustment Date) and (ii) the Agreed Value of additional Capital Contributions, if any, made by such Partner to the Partnership in such class or series of Partnership Interests as of such Adjustment Date, and the denominator of which is equal to the sum of (i) the Deemed Value of the Partnership Interests of such class or series (computed as of the Business Day immediately preceding the Adjustment Date), plus (ii) the aggregate Agreed Value of additional Capital Contributions contributed by all Partners and/or third parties to the Partnership on such Adjustment Date in such class or series. Provided, however, solely for purposes of calculating a Partner’s Percentage Interest pursuant to this Section 4.3.D., (i) in the case of cash Capital

Contributions by the Company (either directly or indirectly through Communities GP and Communities LP) funded by an offering of REIT Shares or other shares of capital stock of the Company and (ii) in the case of the contribution of properties by the Company (either directly or indirectly through Communities GP and Communities LP) which were acquired by the Company in exchange for REIT Shares or other shares of capital stock of the Company immediately prior to such contribution, the Company shall be issued (either directly or indirectly through Communities GP and Communities LP) a number of Partnership Units equal and corresponding to the number of such shares issued by the Company in exchange for such cash or Properties, the Partnership Units held by the other Partners shall not be adjusted, and the Partners’ Percentage Interests shall be adjusted accordingly. The General Partner shall promptly give each Partner written notice of its Percentage Interest, as adjusted.

E. Issuance of PIUs. The General Partner may from time to time issue PIUs to Persons who provide services to the Partnership or its Affiliates, for such consideration as the General Partner may determine to be appropriate, and admit such Persons as Limited Partners. Subject to the following provisions of this Section 4.3.E and the special provisions of Sections 6.3.C., 8.7 and 8.8, PIUs shall be treated as Common Units, with all of the rights, privileges and obligations attendant thereto. For purposes of computing the Partners’ Percentage Interests, PIU Holders shall be treated as Common Unitholders and PIUs shall be treated as Common Units. In particular, the Partnership shall maintain at all times a one-to-one correspondence between PIUs and Common Units for conversion, distribution and other purposes, including without limitation complying with the following procedures:

(i) If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the PIUs to maintain a one-for-one conversion and economic equivalence ratio between Common Units and PIUs. The following shall be “Adjustment Events”: (A) the Partnership makes a distribution on all outstanding Common Units in Partnership Units; (B) the Partnership subdivides the outstanding Common Units into a greater number of units or combines the outstanding Common Units into a smaller number of units; or (C) the Partnership issues any Partnership Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units. If more than one Adjustment Event occurs, the adjustment to the PIUs need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction; (y) the issuance of Partnership Units pursuant to any Stock Plan; or (z) the issuance of any Partnership Units to the Company (either directly or indirectly through Communities GP and Communities LP) in respect of a capital contribution to the Partnership of proceeds from the sale of securities by the Company. If the Partnership takes an action affecting the Common Units other than actions specifically described above as “Adjustment Events” and in the opinion of the General Partner such action would require an adjustment to the PIUs to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the PIUs, to the extent permitted by law and by the Stock Plan, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances without the consent of any Limited Partner. If an adjustment is made to the PIUs as herein provided the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each PIU Holder setting forth the adjustment to his or her PIUs and the effective date of such adjustment; and

(ii) The PIU Holders shall, in respect of each Distribution Payment Date, when, as and if authorized and declared by the General Partner out of assets legally available for that purpose, be entitled to receive distributions in an amount per PIU equal to the distributions per Common Unit (the “Common Unit Distribution”), paid to Holders of record on the same record date established by the General Partner with respect to such Distribution Payment Date.

The PIUs shall rank pari passu with the Common Units as to the payment of regular and special periodic distributions. As to the payment of distributions, any class or series of Partnership Units or Partnership Interests which by its terms specifies that it shall rank junior to, or pari passu with, or senior to the Common Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the PIUs. Subject to the terms of any PIU Vesting Agreement, a PIU Holder shall be entitled to transfer his or her PIUs to the same extent, and subject to the same restrictions as Holders of Common Units are entitled to transfer their Common Units pursuant to Article 11.

PIUs shall be subject to the following special provisions:

(i) PIU Vesting Agreements. PIUs may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a PIU Vesting Agreement. The terms of any PIU Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant PIU Vesting Agreement or by the Stock Plan, if applicable.

(ii) Forfeiture. Unless otherwise specified in the PIU Vesting Agreement, upon the occurrence of any event specified in a PIU Vesting Agreement resulting in either the right of the Partnership or the General Partner to repurchase PIUs at a specified purchase price or some other forfeiture of any PIUs, if the Partnership or the General Partner exercises such right to repurchase or forfeiture in accordance with the applicable PIU Vesting Agreement, then the relevant PIUs shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the PIU Vesting Agreement, no consideration or other payment shall be due with respect to any PIUs that have been forfeited, other than any distributions declared with respect to a Partnership Record Date prior to the effective date of the forfeiture. In connection with any repurchase or forfeiture of PIUs, the balance of the portion of the Capital Account of the PIU Holder that is attributable to all of his or her PIUs shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.3.C., calculated with respect to the PIU Holder’s remaining PIUs, if any.

(iii) Allocations. PIU Holders shall be entitled to certain special allocations of gain under Section 6.3.C.

(iv) Redemption. The Redemption right provided to Limited Partners under Section 8.6 shall not apply with respect to PIUs unless and until they are converted to Common Units as provided in clause (v) below and Section 8.7.

(v) Conversion To Common Units. Vested PIUs will be converted into Common Units as provided in Section 8.7.

(vi) Voting. PIUs shall have the voting rights provided in Section 8.8.

Section 4.4. Other Contribution Provisions

In the event that any Partner is admitted to the Partnership and is given (or is treated as having received) a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash, and the Partner had contributed such cash to the capital of the Partnership. In addition, with the consent of the General Partner, in its sole discretion, one or more Limited Partners may enter into agreements with the Partnership, in the form of a guarantee or contribution agreement, which have the effect of providing a guarantee of certain obligations of the Partnership.

Section 4.5. No Preemptive Rights

Except to the extent expressly granted by the Partnership pursuant to another agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership or (ii) issuance or sale of any Partnership Units or other Partnership Interests.

ARTICLE 5.

DISTRIBUTIONS

Section 5.1. Requirement and Characterization of Distributions

The General Partner shall cause the Partnership to distribute quarterly all, or such portion as the General Partner may in its discretion determine, of Available Cash generated by the Partnership to the Partners who are Partners on the applicable record date with respect to such distribution, (1) first, with respect to any class or series of Partnership Interests that are entitled to any preference in distributions, in accordance with the rights of such class or series of Partnership Interests, and (2) second, with respect to any class or series of Partnership Interests that are not entitled to any preference in distributions, such as Common Units and PIUs, pro rata to each such class or series in accordance with the terms of such class or series to the Partners who are Partners of such class or series on the Partnership Record Date with respect to such distribution (and within each such class or series, pro rata in proportion to the respective Percentage Interests on such Partnership Record Date). Unless otherwise expressly provided for herein or in an agreement, if any, entered into in connection with the creation of a new class or series of Preferred Units created in accordance with Article 4, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest. The Company shall undertake such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with its qualification as a REIT, to cause the General Partner to cause the Partnership to distribute sufficient amounts to enable the Company, for so long as the Company has determined to qualify as a REIT, to pay stockholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations (“REIT Requirements”), and (b) except to the extent otherwise determined by the Company, avoid any federal income or excise tax liability of the Company, except to the extent that a distribution pursuant to clause (b) would prevent the Partnership from making a distribution to the Holders of Series A Preferred Units in accordance with Section 16.3.

Section 5.2. Distributions in Kind

Except as expressly provided herein, no right is given to any Partner to demand and receive property other than cash. The General Partner may determine, in its sole and absolute discretion, to make a distribution in-kind to the Partners of Partnership assets, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 10.

Section 5.3. Distributions Upon Liquidation

Notwithstanding Section 5.1, proceeds from a Liquidating Event shall be distributed to the Partners in accordance with Section 13.2.

Section 5.4. Distributions to Reflect Issuance of Additional Partnership Interests

In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Section 4.3.B. or 4.3.C. or 4.3.E., the General Partner shall make such revisions to this Article 5 as it determines are necessary to reflect the issuance of such additional Partnership Interests. In the absence of any agreement to the contrary, an Additional Limited Partner shall be entitled to the distributions set forth herein (without regard to this Section 5.4) with respect to the period during which the closing of its contribution to the Partnership occurs, multiplied by a fraction the numerator of which is the number of days from and after the date of such closing through the end of the applicable period, and the denominator of which is the total number of days in such period.

ARTICLE 6.

ALLOCATIONS

Section 6.1. Timing and Amount of Allocations of Net Income and Net Loss

Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Allocation Year of the Partnership as of the end of each such Allocation Year. Subject to the other provisions of this Article 6, an allocation to a Partner of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.2. General Allocations

Except as otherwise provided in this Article 6, Net Income and Net Loss allocable with respect to a class of Partnership Interests shall be allocated to each of the Holders holding such class of Partnership Interests in accordance with their respective Percentage Interests in such class.

A. Allocation of Net Income and Net Losses.

(1) Net Income. After first giving effect to the special allocations provided in Section 6.3.A. and 6.4, Net Income for any Allocation Year shall be allocated to the Partners in the following manner and order of priority:

(a) First, to the General Partner in an amount equal to the excess, if any, of: (i) the cumulative Net Losses allocated to the General Partner pursuant to Section 6.2.C. for all prior Allocation Years, over (ii) the cumulative Net Income allocated to the General Partner pursuant to this Section 6.2.A.(1)(a) for all prior Allocation Years;

(b) Second, to each Partner other than the General Partner in an amount equal to the excess, if any, of: (i) the cumulative Net Losses allocated to each such Partner pursuant to Sections 6.2.C. for all prior Partnership Years, over (ii) the cumulative Net Income allocated to such Partner pursuant to this Section 6.2.A.(1)(b) for all prior Allocation Years;

(c) Third, to the Company in an amount equal to the excess of (A) the sum of (x) the cumulative Series A Priority Return on the Series A Preferred Units to the last day of the current Partnership Year or to the date of redemption of the Series A Preferred Units, to the extent such Series A Preferred Units are redeemed during such Partnership Year, plus (y) the amount of all Net Losses allocated to the Company under Section 6.2.A.(3)(b) over (ii) the cumulative Net Income allocated to the Company pursuant to this Section 6.2.A.(1)(c) for all prior Allocation Years; and

(d) Fourth, the balance, if any, to and among the Partners in accordance with their respective Percentage Interests.

(2) In determining the amount of cumulative Net Income and cumulative Net Losses allocated to a Partner, Net Income and Net Losses allocated to a predecessor or transferor to such Partner shall be taken into account. To the extent the allocations of Net Income set forth above in any paragraph of this Section 6.2.A.(1) are insufficient to satisfy the full amount of any allocations set forth in such paragraph, such allocations shall be made in proportion to the total amounts that would have been allocated pursuant to this Section 6.2.A.(1) without regard to such shortfall.

(3) Net Losses. After first giving effect to the special allocations provided in Section 6.3.A. and 6.4, and subject to the limitation provided in Section 6.2.C., Net Losses for any Allocation Year shall be allocated to and among the Partners in the following order of priority:

(a) First, pro rata based on Percentage Interests, (a) to Holders of Common Units in proportion to their Percentage Interests associated with their Common Units until the portion of their Capital Accounts attributable to their Common Units is reduced to zero and (B) to PIU Holders in proportion to their Percentage Interests associated with their PIUs until the portion of their Capital Accounts attributable to their PIUs is reduced to zero.

(b) Second, to the Company as the Holder of Series A Preferred Units, to the extent of the excess of (A) the amount of all Net Income allocated to the Company under Section 6.2.A.(1)(c) over (B) the sum of (x) the amount of all cash distributions to the Company under Section 16.3.A., plus (y) the amount of all Net Losses previously allocated to the Company under this Section 6.2.A.(3)(b).

(c) Third, to the Company as the Holder of Series A Preferred Units, to the extent of its positive Capital Account balances with respect to its Series A Preferred Units.

(d) Fourth, to the Partners in accordance with their respective Percentage Interests.

B. Allocations to Reflect Issuance of Additional Partnership Interests. In the event that the Partnership issues additional Partnership Interests to the General Partner, a Limited Partner or any Additional Limited Partner pursuant to Section 4.3, the General Partner shall make such revisions to this Section 6.2 as it determines are necessary to reflect the terms of the issuance of such additional Partnership Interests, including making preferential allocations to certain classes of Partnership Interests, subject to the terms of the Series A Preferred Units, in accordance with any method selected by the General Partner.

C. Limitation on Allocations of Net Losses. The Net Losses allocated pursuant to Section 6.2.A.(2) hereof shall not exceed the maximum amount of Net Losses that can be so allocated without causing any Limited Partner to have an Adjusted Capital Account Deficit at the end of any Allocation Year. In the event some but not all of the Limited Partners would have Adjusted Capital Account Deficits as a consequence of an allocation of Net Losses pursuant to Section 6.2.A.(2), the limitation set forth in this Section 6.2.C. shall be applied on a Limited Partner by Limited Partner basis so as to allocate the maximum permissible Net Losses to each Limited Partner under Regulations Section 1.704-1(b)(2)(ii)(d). All Net Losses in excess of the limitation set forth in this Section 6.2.C. shall be allocated to the General Partner.

Section 6.3. Special Allocation Provisions

A. Regulatory Allocations.

(1) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), if there is a net decrease in Partnership Minimum Gain during any Allocation Year, each Holder shall be specially allocated items of Partnership income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Holder’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3.A(1) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulation Section 1.704-2(f) which shall be controlling in the event of a conflict between such Regulation and this Section 6.3.A.(1).

(2) Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Allocation Year, each Holder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Holder’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.A.(2) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulation Section 1.704-2(i) which shall be controlling in the event of a conflict between such Regulation and this Section 6.3.A.(2).

(3) Qualified Income Offset. In the event any Limited Partner unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5), or Section 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to each such Limited Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Limited Partner as quickly as possible, provided that an allocation pursuant to this Section 6.3.A.(3) shall be made only if and to the extent that such Limited Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 6 have been tentatively made as if this Section 6.3.A.(3) were not in the Agreement.

(4) Gross Income Allocation. In the event any Limited Partner has a deficit Capital Account at the end of any Allocation Year that is in excess of the sum of (i) the amount such Limited Partner is obligated to restore pursuant to any provision of this Agreement and (ii) the amount such Limited Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Limited Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.3.A.(4) shall be made only if and to the extent that such Limited Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 6 have been made as if Section 6.3.A.(3) and this Section 6.3.A.(4) were not in the Agreement.

(5) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

(6) Nonrecourse Deductions. Any Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Holders in accordance with their respective Percentage Interests.

(7) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder in complete liquidation of his interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Holders in accordance with their interests in the Partnership in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holders to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

B. Curative Allocations. The allocations set forth in Sections 6.3.A.(1), (2), (3), (4), (5) and (6) (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 6.1 and 6.2, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Holder shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

C. Special Allocation to PIU Holders.

(1) Gross Income Allocation. In accordance with Section 6.3A(4), if a PIU Holder has a deficit Capital Account at the end of any Allocation Year that is in excess of the sum of (i) the amount such PIU Holder is obligated to restore pursuant to any provision of this Agreement and (ii) the amount such PIU Holder is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such PIU Holder shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.3.C.(1) shall be made only if and to the extent that such PIU Holder would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 6 have been made as if Section 6.3.A.(3), Section 6.3.A.(4) and this Section 6.3.C.(1) were not in the Agreement.

(2) Allocation of Gain. Any remaining gain for any Allocation Year with respect to all sales and other dispositions of Partnership Property (other than sales or other dispositions in the ordinary course of business of the Partnership), including any adjustments to the Gross Asset Value of Partnership Property pursuant to sections (b) and (c) of the definition of “Gross Asset Value” in Section 1.1 of this Agreement, shall be allocated 100% to the PIU Holders until the Economic Capital Account Balance of each Limited Partner attributable to that Limited Partner’s ownership of PIUs is equal to (i) the Common Unit Economic Balance multiplied by (ii) the number of PIUs held by such Limited Partner. Allocations under this Section 6.3.C(2) shall be made among PIU Holders in proportion to the number of PIUs held by each such PIU Holder. For clarity, the parties agree that this Section 6.3.C(2) is intended to make the Capital Account balances of the PIU Holders with respect to their PIUs economically equivalent to the Capital Account balance of the Company (held either directly or indirectly through Communities GP and Communities LP) with respect to its Common Units (i.e., the “target balance” for the PIUs).

Section 6.4. Additional Allocation Rules

A. Excess Nonrecourse Liabilities. The General Partner is authorized to cause the Partnership to allocate “excess nonrecourse liabilities” that are secured by any property contributed to the Partnership to the contributing Partner up to the amount of the built-in gain that is allocable to the contributing Partner under Section 704(c) of the Code, to the extend such built-in gain exceeds the gain described in Regulations Section 1.752-3(a)(2). Any remaining “excess nonrecourse liabilities” shall be allocated in accordance with each Holder’s interest in Partnership profits, which for this purpose shall be in accordance with such Holder’s Percentage Interest in Common Units.

B. Safe Harbor Election. In the event the Safe Harbor Regulation is finalized, the Partnership agrees that the General Partner shall be authorized and directed to make the Safe Harbor Election for the Partnership and the Partnership and each Partner, including any person to whom an interest in the Partnership is transferred in connection with the performance of services, agrees to comply with all requirements of the Safe Harbor with respect to all interests in the Partnership transferred in connection with the performance of services to which the Safe Harbor Election applies. The General Partner shall retain all such records as may be necessary to indicate that an effective Safe Harbor Election has been made and remains in effect. The General Partner shall be authorized to and shall prepare, execute, and file the Safe Harbor Election.

Section 6.5. Tax Allocations

Tax Items with respect to Partnership property that is contributed to the Partnership by a Partner shall be shared among the Holders for income tax purposes pursuant to Regulations promulgated under Section 704(c) of the Code, so as to take into account the variation, if any, between the basis of the property to the Partnership and its initial Gross Asset Value. The Partnership shall account for such variation under any method consistent with Section 704(c) of the Code and the applicable regulations as chosen by the General Partner. In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (b) of the definition of Gross Asset Value (provided in Article 1), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the applicable regulations consistent with the requirements of Regulations Section 1.704-1(b)(2)(iv)(g) using any method approved under Section 704(c) of the Code and the applicable regulations as chosen by the General Partner.

ARTICLE 7.

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1. Management

A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including Sections 7.3 and 11.2, shall have full power and authority to do all things deemed necessary, appropriate, convenient or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including, without limitation:

(1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the Company (so long as the Company has determined to qualify as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its stockholders sufficient to permit the Company to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

(2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership or which the General Partner agrees to cause the Partnership to file, the registration of any class of securities of the Partnership under the Securities Exchange Act, and the listing of any debt securities of the Partnership on any exchange and communication with any and all governmental authorities;

(3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity;

(4) the acquisition, ownership, disposition, lease, management, mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, and the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct or the operations of the General Partner or the Partnership, the lending of funds to other Persons (including, without limitation, the General Partner or any Subsidiaries of the Partnership) and the repayment of obligations of the Partnership, any of its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to its Subsidiaries, and specifically including entering into agreements incident to the acquisition of property through which the Partnership indemnifies the contributing party for tax liabilities incurred related to the Partnership’s disposition of the property or reducing the debt of the Partnership allocable to the contributing party;

(5) the negotiation, execution, and performance of any contracts, leases, conveyances or other instruments that the General Partner considers appropriate, useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s assets;

(6) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

(7) the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer”), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, the determination of their compensation and other terms of employment or hiring, including waivers of conflicts of interest and the payment of their expenses and compensation out of the Partnership’s assets;

(8) the maintenance of insurance for the benefit of the Partnership, its assets and the Partners and directors and officers of the Partnership, the General Partner or the direct or indirect parent of the General Partner in such amounts, on such terms and of such types as it deems necessary or appropriate;

(9) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to any Subsidiary and any other Person in which it has an equity investment from time to time); provided, that, as long as the Company has determined to continue to qualify as a REIT, the Partnership may not engage in any such formation, acquisition or contribution that could cause the Company to fail to qualify as a REIT;

(10) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(11) the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Person (including, without limitation, contributing or loaning Partnership funds to, incurring indebtedness on behalf of, or guarantying the obligations of any such Persons);

(12) subject to the other provisions in this Agreement, the determination, in good faith, of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt, provided, that such methods are otherwise consistent with requirements of this Agreement;

(13) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership or any Person in which the Partnership has made a direct or indirect equity investment;

(14) holding, managing, investing and reinvesting cash and other assets of the Partnership;

(15) the collection and receipt of revenues and income of the Partnership;

(16) the exercise, directly or indirectly through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(17) the exercise of any of the powers of the General Partner under this Agreement on behalf of, in connection with or jointly with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest;

(18) the exercise of any of the powers of the General Partner under this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;

(19) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases, documents, legal instruments or agreements, in writing, as may be necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

(20) the issuance of additional Partnership Interests, as appropriate, in connection with the contribution of Additional Funds pursuant to Section 4.3;

(21) the distribution of cash to acquire Common Units held by a Limited Partner in connection with a Limited Partner’s exercise of its Redemption right under Section 8.6 hereof; and

(22) the amendment and restatement of Exhibit A hereto to reflect the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in Exhibit A hereto otherwise is authorized by this Agreement.

B. Each of the Limited Partners agrees that the General Partner is authorized to perform the actions authorized by Section 7.1.A. and to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provisions of this Agreement (except as provided in Section 7.3 or 11.2), the Act or any applicable law, rule or regulation to the fullest extent permitted under the Act or other applicable law, rule or regulation. The execution, delivery or performance, the taking of any action or the failure to take any action, by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

C. In addition to the authority granted to it in Section 7.1.A.(8), at all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership and (ii) liability insurance for the Indemnities hereunder.

D. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

E. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the Company, Communities GP and Communities LP) of any action taken (or not taken) by the General Partner. The General Partner and the Partnership shall not have liability to a Partner under this Agreement as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

F. Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder to make such payments except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

G. The General Partner shall not permit the Partnership to engage in any “prohibited transaction” as defined in Section 857(b)(6)(B)(iii) of the Code.

Section 7.2. Certificate of Limited Partnership

To the extent that such action is determined by the General Partner to be necessary, reasonable or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property, and no vote of the Limited Partners shall be required in connection therewith. Subject to the terms of Section 8.5.A.(3), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be necessary or as it deems reasonable or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware, any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property, and no vote of the Limited Partners shall be required in connection therewith.

Section 7.3. Restrictions on General Partner’s Authority

A. The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of the Limited Partners and may not (i) perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or, except as provided herein or under the Act, to any other liability, or (ii) enter into any contract, mortgage, loan or other agreement that prohibits or restricts, or has the effect of prohibiting or restricting, the ability of a Limited Partner to exercise its rights to a Redemption in full, except in each case with the written consent of such Limited Partner.

B. The General Partner shall not, without the prior consent of the Partners holding Percentage Interests that in the aggregate are not less than 66 2/3% of the aggregate Percentage Interests of all the Partners (including in all cases the Limited Partner Interests owned directly or indirectly by the Company and in addition to any Consent of the Limited Partners required by any other provision hereof), or except as provided in Section 7.3.C., amend, modify or terminate this Agreement.

C. Notwithstanding Section 7.3.B., the General Partner shall have the exclusive power and authority to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(2) to reflect the issuance of additional Partnership Interests pursuant to this Agreement, including, without limitation, Sections 4.3.B., 5.4 and 6.2.B. or the admission, substitution, termination, or withdrawal of Partners in accordance with this Agreement;

(3) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(4) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(5) to reflect such changes as are reasonably necessary for the Company to maintain its status as a REIT, including changes which may be necessitated due to a change in applicable law (or an authoritative interpretation thereof) or a ruling of the IRS; and

(6) to modify, as set forth in the definition of “Capital Account,” the manner in which Capital Accounts are computed.

The General Partner will provide notice to the Limited Partners when any action under this Section 7.3.C. is taken.

D. Notwithstanding Sections 7.3.B. and 7.3.C., this Agreement shall not be amended with respect to any Partner adversely affected, and no action may be taken by the General Partner, without the Consent of such Partner adversely affected if such amendment or action would (i) convert a Limited Partner’s interest in the Partnership into a general partner’s interest (except as the result of the General Partner acquiring such interest), (ii) modify the limited liability of a Limited Partner, (iii) alter rights of the Partner to receive distributions pursuant to Article 5 or Section 13.2.A.(4), Section 13.2.A.(5) or Article 16, or the allocations specified in Article 6 (except as permitted or as a consequence of matters permitted pursuant to Sections 4.3, 5.4, 6.2.B. and Section 7.3.C.(3)), (iv) materially alter or modify the rights to a Redemption or the REIT Shares Amount as set forth in Section 8.6, and related definitions hereof, or (v) amend this Section 7.3.D. Further, no amendment may alter the restrictions on the General Partner’s authority set forth elsewhere in this Section 7.3 or in Section 11.2 without the Consent specified in such section. This Section 7.3.D. does not require unanimous consent of all Partners adversely affected unless the amendment is to be effective against all partners adversely affected.

Section 7.4. Reimbursement of the General Partner

A. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

B. The Partnership shall be responsible for and shall pay all expenses relating to the Partnership’s and the General Partner’s organization, the ownership of its assets and its operations. The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership. Except to the extent provided in this Agreement, the General Partner and its Affiliates shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses that the General Partner and its Affiliates incur relating to the ownership and operation of, or for the benefit of, the Partnership (including, without limitation, administrative expenses and the Company’s expenses as a company whose securities are publicly traded); provided, that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership. The Partners acknowledge that all such expenses of the General Partner and its Affiliates are deemed to be for the benefit of the Partnership. Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.7 hereof. In the event that certain expenses are incurred for the benefit of the Partnership and other entities (including the General Partner), such expenses will be allocated to the Partnership and such other entities in such a manner as the General Partner in its sole and absolute discretion deems fair and reasonable. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.

C. If the Company shall elect to purchase from its stockholders REIT Shares for the purpose of delivering such REIT Shares to satisfy an obligation under any dividend reinvestment program adopted by the Company, any employee stock purchase plan adopted by the Company, or any similar obligation or arrangement undertaken by the Company in the future or for the purpose of retiring such REIT Shares, the purchase price paid by the Company for such REIT Shares and any other expenses incurred by the Company in connection with such purchase shall be considered expenses of the Partnership and shall be advanced to the Company or reimbursed to the Company, subject to the condition that: (i) if such REIT Shares subsequently are sold by the Company, the Company shall pay to the Partnership any proceeds received by the Company for such REIT Shares (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program; provided, that a transfer of REIT Shares for Common Units pursuant to Section 8.6 would not be considered a sale for such purposes); and (ii) if such REIT Shares are not retransferred by the Company within thirty (30) days after the purchase thereof, or the Company otherwise determines not to retransfer such REIT Shares, the Company shall cause the General Partner to cause the Partnership to redeem a number of Common Units held by the Company equal to the number of such REIT Shares, as adjusted (x) pursuant to Section 7.5 (in the event the Company has acquired material assets, other than on behalf of the Partnership) and (y) for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets relating to assets not received by the Company pursuant to a pro rata distribution by the Partnership (in which case such advancement or reimbursement of expenses shall be treated as having been made as a distribution in redemption of such number of Partnership Units held by the Company).

D. As set forth in Section 4.3, the Company shall be treated as having made a Capital Contribution in the amount of all expenses that it incurs relating to the Company’s offering of REIT Shares, other shares of capital stock of the Company or New Securities.

E. If and to the extent any reimbursements to the General Partner pursuant to this Section 7.4 constitute gross income of the General Partner (as opposed to the repayment of advances made by the General Partner on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.5. Outside Activities of the General Partner and the Company

A. Without the written consent of the Limited Partners, the General Partner shall not directly or indirectly enter into or conduct any business other than in connection with the ownership, acquisition and disposition of Partnership Interests and the management of the business of the Partnership, and such activities as are incidental thereto. In the event the General Partner desires to contribute cash to any Subsidiary Partnership to acquire or maintain an interest of 1% or less in the capital of such partnership, the General Partner may acquire or maintain an interest of 1% or less in the capital of such partnership, and the General Partner may acquire such cash from the Partnership as a loan or in exchange for a reduction in the General Partner’s Partnership Units, in an amount equal to the amount of such cash divided by the Fair Market Value of a REIT Share on the day such cash is received by the General Partner. Notwithstanding the foregoing, the General Partner may acquire Properties in exchange for REIT Shares, to the extent such Properties are immediately contributed by the General Partner to the Partnership, pursuant to the terms described in Section 4.3.D. Any Limited Partner Interests acquired by the General Partner, whether pursuant to exercise by a Limited Partner of its right of Redemption, or otherwise, shall be automatically converted into a General Partner Interest comprised of an identical number of Partnership Units with the same rights, priorities and preferences as the class or series so acquired. If, at any time, the General Partner acquires material assets (other than on behalf of the Partnership) the definition of “REIT Shares Amount” and the definition of “Deemed Value of Partnership Interests” shall be adjusted, as reasonably determined by the General Partner, to reflect the relative Fair Market Value of a share of capital stock of the General Partner relative to the Deemed Partnership Interest Value of the related Partnership Unit. The General Partner’s General Partner Interest in the Partnership, its minority interest in any Subsidiary Partnership(s) (held directly or indirectly through a Qualified REIT Subsidiary) that the General Partner holds in order to maintain such Subsidiary Partnership’s status as a partnership, and interests in such short-term liquid investments, bank accounts or similar instruments as the General Partner deems necessary to carry out its responsibilities contemplated under this Agreement and the Charter are interests which the General Partner is permitted to acquire and hold for purposes of this Section 7.5.A.

B. In the event the Company exercises its rights under the Charter to purchase REIT Shares, other capital stock of the Company or New Securities, as the case may be, then the Company shall cause the General Partner to cause the Partnership to purchase from it a number of Partnership Units equal to the number of REIT Shares, other capital stock of the Company or New Securities, as the case may be, so purchased on the same terms that the Company purchased such REIT Shares, other capital stock of the Company or New Securities, as the case may be.

Section 7.6. Contracts with Affiliates

A. The Partnership may lend or contribute to Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Person.

B. Except as provided in Section 7.5.A., the Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner in its sole discretion deems advisable.

C. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any of the Partnership’s Subsidiaries. The General Partner also is expressly authorized to cause the Partnership to issue to the Company Common Units corresponding to REIT Shares issued by the Company pursuant to any Stock Plan or any similar or successor plan and to repurchase such Common Units from the Company to the extent necessary to permit the Company to repurchase such REIT Shares in accordance with such plan.

D. Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.

E. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the Company, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

Section 7.7. Indemnification

A. To the fullest extent permitted by law, the Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith, fraud or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7.A. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and any insurance proceeds from the liability policy covering the General Partner and any Indemnitee, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7, except to the extent otherwise expressly agreed to by such Partner and the Partnership.

B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

D. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E. For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.7; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

F. In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

H. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

I. If and to the extent any reimbursements to the General Partner pursuant to this Section 7.7 constitute gross income of the General Partner or the Company (as opposed to the repayment of advances made by the General Partner on behalf of the Partnership) such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

J. Any indemnification hereunder is subject to, and limited by, the provisions of Section 10-107 of the Act.

K. In the event the Partnership is made a party to any litigation or otherwise incurs any loss or expense as a result of or in connection with any Partner’s personal obligations or liabilities unrelated to Partnership business, such Partner shall indemnify and reimburse the Partnership for all such loss and expense incurred, including legal fees, and the Partnership interest of such Partner may be charged therefor. The liability of a Partner under this Section 7.7.K. shall not be limited to such Partner’s Partnership Interest, but shall be enforceable against such Partner personally.

Section 7.8. Liability of the General Partner

A. Notwithstanding anything to the contrary set forth in this Agreement, none of the General Partner nor any of its officers, directors, agents or employees shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees, or their successors or assigns, for losses sustained, liabilities incurred or benefits not derived as a result of any one or more acts or omissions, errors in judgment or mistakes of fact or law if the General Partner acted in good faith.

B. The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners and the Company’s stockholders collectively. The General Partner is under no obligation to give priority to the separate interests of the Limited Partners or the Company’s stockholders (including, without limitation, the tax consequences to Limited Partners or Assignees or to stockholders) in deciding whether to cause the Partnership to take (or decline to take) any actions. If there is a conflict between the interests of the stockholders of the Company on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the stockholders of the Company or the Limited Partners; provided, however, that for so long as the Company owns a controlling interest in the Partnership, any such conflict that cannot be resolved in a manner not adverse to either the stockholders of the Company or the Limited Partners shall be resolved in favor of the stockholders. The General Partner shall not be liable under this Agreement to the Partnership or to any Partner for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions or actions based on such decisions; provided, that the General Partner has acted in good faith.

C. Subject to its obligations and duties as General Partner set forth in Section 7.1.A., the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the General Partner or that of any of its officers, directors, agents or employees to the Partnership and the Limited Partners that were provided for under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9. Other Matters Concerning the General Partner

A. General Partner shall be fully protected from liability to the Partnership, the Partners or other persons party to or otherwise bound by the Agreement in relying in good faith upon the records of the Partnership and upon information, opinions, reports or statements presented by any other Partner, an officer or employee of the Partnership, a liquidating trustee, or committees of the Partnership, or by any other person as to matters the General Partner reasonably believes are within such other person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Partnership, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Partnership or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Partners or creditors might properly be paid. Furthermore, the General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

D. Notwithstanding any other provisions of this Agreement or any non-mandatory provision of the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Company, for so long as the Company has determined to qualify as a REIT, to continue to qualify as a REIT or (ii) to avoid the Company incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

Section 7.10. Title to Partnership Assets

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.11. Reliance by Third Parties

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE 8.

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1. Limitation of Liability

The Limited Partners shall have no liability under this Agreement or for the obligations of the Partnership except as expressly provided in this Agreement or under the Act.

Section 8.2. Management of Business

No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3. Outside Activities of Limited Partners

Subject to any agreements entered into by a Limited Partner or its Affiliates with the General Partner, Partnership or a Subsidiary, any Limited Partner and any officer, director, employee, agent, trustee, Affiliate or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, other than the Limited Partners benefiting from the business conducted by the General Partner, and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

Section 8.4. Return of Capital

Except pursuant to the rights of Redemption set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of his or her Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except as expressly set forth herein, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions, or otherwise expressly provided in this Agreement, or as to profits, losses, distributions or credits.

Section 8.5. Rights of Limited Partners Relating to the Partnership

A. In addition to other rights provided by this Agreement or by the Act and except as limited by Section 8.5.C., each Limited Partner shall have the right to obtain:

(1) a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the Company pursuant to the Securities Exchange Act and each communication sent to the stockholders of the Company at such Limited Partner’s Expense;

(2) a copy of the Partnership’s federal, state and local income tax returns for each Partnership Year; and

(3) a copy of this Agreement and the Certificate and all amendments thereto.

B. The Partnership shall notify each Limited Partner in writing of any adjustment made in the calculation of the REIT Shares Amount within a reasonable time after the date such change becomes effective.

C. Notwithstanding any other provision of this Section 8.5 other than Section 8.5.D., the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or (ii) the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential.

D. Notwithstanding anything in this Agreement to the contrary, each Limited Partner also shall have the rights provided by Section 10-305 of the Act.

Section 8.6. Redemption Rights

A. On or after the date twelve (12) months after (i) the Effective Date, with respect to the Common Units acquired on or contemporaneously with the Effective Date (including, without limitation, those Common Units set forth on Exhibit A), or on or after such later date as expressly provided in an agreement entered into between the Partnership and any Limited Partner, each Limited Partner shall have the right (subject to the terms and conditions set forth herein and in any other such agreement, as applicable) to require the Partnership to redeem all or a portion of the Common Units held by such Limited Partner (such Common Units being hereafter referred to as “Tendered Units”) in exchange for the Cash Amount (a “Redemption”). Unless otherwise expressly provided in this Agreement or in a separate agreement entered into between the Partnership and the Holders of such Common Units, all Common Units shall be entitled to a right of Redemption hereunder. The Tendering Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distributions paid on or after the Specified Redemption Date. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Limited Partner who is exercising the right (the “Tendering Partner”). Subject to Section 8.6.F.(3), the Cash Amount shall be payable to the Tendering Partner within ten (10) days of the Specified Redemption Date.

B. Notwithstanding Section 8.6.A. above, if a Limited Partner has delivered to the General Partner a Notice of Redemption then the General Partner may, in its sole and absolute discretion, (subject to the limitations on ownership and transfer of REIT Shares set forth in the Charter) elect to acquire some or all of the Tendered Units from the Tendering Partner in exchange for the REIT Shares Amount (as of the Specified Redemption Date) and, if the Company so elects, the Tendering Partner shall transfer the Tendered Units to the Company in exchange for the REIT Shares Amount. In such event, the Tendering Partner shall have no right to cause the Partnership to redeem such Tendered Units. The Company shall promptly give such Tendering Partner written notice of its election, and the Tendering Partner may elect to withdraw its redemption request at any time prior to the acceptance of the cash or REIT Shares Amount by such Tendering Partner.

C. The REIT Shares Amount, if applicable, shall be delivered as duly authorized, validly issued, fully paid and nonassessable REIT Shares and, if applicable, free of any pledge, lien, encumbrance or restriction, other than those provided in the Charter, the Bylaws of the Company, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights agreement with respect to such REIT Shares entered into by the Tendering Partner. Notwithstanding any delay in such delivery (but subject to Section 8.6.E and 8.6.F(3)), but only upon the effectiveness of the Redemption, the Tendering Partner shall be deemed the owner of such REIT Shares for all purposes, including without limitation, rights to vote or consent, and receive dividends, as of the Specified Redemption Date. In addition, the REIT Shares for which the Common Units might be exchanged shall also bear (or, in the event that the REIT Shares are uncertificated, be subject to) a legend which generally provides the following:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE, AMONG OTHERS, OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S CHARTER, (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION’S COMMON STOCK IN EXCESS OF 9.8 PERCENT (IN VALUE OR NUMBER OF SHARES) OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE CORPORATION UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK OF THE CORPORATION IN EXCESS OF 9.8 PERCENT OF THE VALUE OF THE TOTAL OUTSTANDING SHARES OF CAPITAL STOCK OF THE CORPORATION, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (IV) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES OF CAPITAL STOCK REPRESENTED HEREBY MAY BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES OR MAY BE VOID AB INITIO. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK OF THE CORPORATION ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

D. Each Limited Partner covenants and agrees with the Company that all Tendered Units shall be delivered to the Company free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims and/or encumbrances exist or arise with respect to such Tendered Units, the Company shall be under no obligation to acquire the same. Each Limited Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Tendered Units to the Company (or its designee), such Limited Partner shall assume and pay such transfer tax.

E. Notwithstanding the provisions of Section 8.6.A., 8.6.B., 8.6.C. or any other provision of this Agreement, a Limited Partner (i) shall not be entitled to effect a Redemption for cash or an exchange for REIT Shares to the extent the ownership or right to acquire REIT Shares pursuant to such exchange by such Partner on or as of the Specified Redemption Date could cause such Partner or any other Person to violate the restrictions on ownership and transfer of REIT Shares set forth in the Charter and (ii) shall have no rights under this Agreement to acquire REIT Shares which would otherwise be prohibited under the Charter. To the extent any attempted Redemption or exchange for REIT Shares would be in violation of this Section 8.6.E., it shall be null and void ab initio and such Limited Partner shall not acquire any rights or economic interest in the cash otherwise payable upon such Redemption or the REIT Shares otherwise issuable upon such exchange.

F. Notwithstanding anything herein to the contrary (but subject to Section 8.6.E.), with respect to any Redemption or exchange for REIT Shares pursuant to this Section 8.6:

(1) Without the consent of the General Partner, no Limited Partner may effect a Redemption for less than 1,000 Common Units or, if the Limited Partner holds less than 1,000 Common Units, all of the Common Units held by such Limited Partner.

(2) Without the consent of the General Partner, no Limited Partner may effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the General Partner for a distribution to its common stockholders of some or all of its portion of such distribution.

(3) The consummation of any Redemption or exchange for REIT Shares shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(4) Each Tendering Partner shall continue to own all Common Units subject to any Redemption or exchange for REIT Shares, and be treated as a Limited Partner with respect to such Common Units for all purposes of this Agreement, until such Common Units are transferred and paid for or exchanged pursuant to the Redemption. Until such Common Units are transferred and paid for or exchanged pursuant to the Redemption, the Tendering Partner shall have no rights as a stockholder of the Company with respect to such Tendering Partner’s Common Units.

G. In the event that the Partnership issues additional Partnership Interests to any Additional Limited Partner pursuant to Section 4.3.B., the General Partner shall make such revisions to this Section 8.6 as it determines are necessary to reflect the issuance of such additional Partnership Interests.

Section 8.7. Conversion of PIUs

A. PIUs will automatically convert into an equal number of fully paid and non-assessable Common Units, giving effect to all adjustments (if any) made pursuant to Section 4.3.E., at such time (a “Conversion Date”) as the Economic Capital Account Balance attributable to such PIUs is equal to the Common Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”). The resulting Common Units will be vested or unvested in accordance with the PIU Vesting Agreement governing the converted PIUs.

Notwithstanding anything herein to the contrary, a Holder of vested PIUs may deliver a Notice of Redemption pursuant to Section 8.6.A. of the Partnership Agreement relating to those Common Units that will be issued to such Holder upon conversion of such PIUs into Common Units in advance of the Conversion Date;

provided, however, that the redemption of such Common Units by the Partnership shall in no event take place until after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a PIU Holder in a position where, if he or she so wishes, the Common Units into which his or her Vested PIUs will be converted can be redeemed by the Partnership simultaneously with such conversion, with the further consequence that, if the Company elects to assume the Partnership’s Redemption obligation with respect to such Common Units under Section 8.6.B. of the Agreement by delivering to such Holder REIT Shares rather than cash, then such Holder can have such REIT Shares issued to him or her simultaneously with the conversion of his or her Vested PIUs into Common Units. The General Partner and the Company shall reasonably cooperate with a PIU Holder to coordinate the timing of the different events described in the foregoing sentence.

B. If the Partnership or the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, unit exchange, self tender offer for all or substantially all Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event) in each case as a result of which Common Units shall be exchanged for or converted into the right, or the Holders of such Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”), the PIUs held by each PIU Holder will be converted into a number of Common Units equal to the Economic Capital Account Balance of the PIU Holder (to the extent attributable to its ownership of PIUs) divided by the Common Unit Economic Balance. For this purposes, the Economic Capital Account Balance of the PIU Holder will be adjusted by taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the

Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction). The Common Units received in the Conversion will be vested or unvested in accordance with the PIU Vesting Agreement governing the converted PIUs.

In anticipation of such Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each PIU Holder to be afforded the right to receive in connection with such Transaction in consideration for the Common Units into which his or her PIUs will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a Holder of the same number of Common Units, assuming such Holder of Common Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that Holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each PIU Holder of such election, and shall use commercially reasonable efforts to afford the PIU Holders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each PIU held by such Holder into Common Units in connection with such Transaction. If a PIU Holder fails to make such an election, such Holder (and any of its transferees) shall receive upon conversion of each PIU held him or her (or by any of his or her transferees) the same kind and amount of consideration that a Holder of a Common Unit would receive if such Common Unitholder failed to make such an election.

Subject to the rights of the Partnership and the Company under any PIU Vesting Agreement and the Stock Plan, the Partnership shall use commercially reasonable efforts to cause the terms of any Transaction to be consistent with the provisions of this Section 8.7.B and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any PIU Holders whose PIUs will not be converted into Common Units in connection with the Transaction that will (i) contain provisions enabling the Holders of PIUs that remain outstanding after such Transaction to convert their PIUs into securities as comparable as reasonably possible under the circumstances to the Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Partnership Agreement for the benefit of the PIU Holders.

Section 8.8. Voting Rights of PIUs

PIU Holders shall:

(a) have those voting rights required from time to time by applicable law, if any; and (b) have the additional voting rights that are expressly set forth below. So long as any PIUs remain outstanding, the Partnership shall not, without the affirmative vote of the Holders of at least a majority of the PIUs outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of the Partnership Agreement applicable to PIUs so as to materially and adversely affect any right, privilege or voting power of the PIUs or the PIU Holders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of the Holders of Common Units; but subject, in any event, to the following provisions:

(i) With respect to any Transaction, so long as the PIUs are treated in accordance with Section 8.7.B. hereof, the consummation of such Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the PIUs or the PIU Holders as such; and

(ii) Any creation or issuance of any Partnership Units or of any class or series of Partnership Interest including without limitation additional Common Units, PIUs or Preferred Units, whether ranking senior to, junior to, or on a parity with the PIUs with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the PIUs or the PIU Holders as such.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding PIUs shall have been converted into Common Units.

ARTICLE 9.

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1. Records and Accounting

A. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of any information storage device, provided, that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

B. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

Section 9.2. Fiscal Year

The fiscal year of the Partnership shall be the calendar year.

Section 9.3. Reports

A. As soon as practicable, but in no event later than 105 days after the close of each Partnership Year, or such earlier date as they are filed with the Securities and Exchange Commission, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the Company if such statements are prepared solely on a consolidated basis with those of the Company, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

B. As soon as practicable, but in no event later than 45 days after the close of each calendar quarter (except the last calendar quarter of each year), or such earlier date as they are filed with the Securities and Exchange Commission, the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the Company, if such statements are prepared solely on a consolidated basis with those of the Company, or as the General Partner determines to be appropriate.

Section 9.4. Nondisclosure of Certain Information

Notwithstanding the provisions of Sections 9.1 and 9.3, the General Partner may keep confidential from the Limited Partners any information that the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or could damage the Partnership or its business or which the Partnership is required by law or by agreements with unaffiliated third parties to keep confidential.

ARTICLE 10.

TAX MATTERS

Section 10.1. Preparation of Tax Returns

The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes. Each Limited Partner shall promptly provide the General Partner with any information reasonably requested by the General Partner relating to any Contributed Property contributed (directly or indirectly) by such Limited Partner to the Partnership.

Section 10.2. Tax Elections

Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including the election under Section 754 of the Code. The General Partner shall have the right to seek to revoke any such election (including without limitation, any election under Section 754 of the Code) upon the General Partner’s determination in its sole and absolute discretion.

Section 10.3. Tax Matters Partner

A. The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes. Pursuant to Section 6223(c) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address and profit interest of each of the Limited Partners and Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners and Assignees.

B. The tax matters partner is authorized, but not required:

(1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a “notice partner” (as defined in Section 6231 of the Code) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Code);

(2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(6) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

(7) The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 shall be fully applicable to the tax matters partner in its capacity as such.

C. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

Section 10.4. Organizational Expenses

The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

Section 10.5. Withholding

Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445 or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a receivable of the Partnership from such Limited Partner, which receivable shall be paid by such Limited Partner within 15 days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus two percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

ARTICLE 11.

TRANSFERS AND WITHDRAWALS

Section 11.1. Transfer

A. The term “transfer,” when used in this Article 11 with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner purports to assign its General Partner Interest to another Person or by which a Limited Partner purports to assign its Limited Partner Interest to another Person, and includes a sale, assignment, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term “transfer” when used in this Article 11 does not include any Redemption or exchange for REIT Shares pursuant to Section 8.6 except as otherwise provided herein. No part of the Partnership Interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement or consented to by the General Partner.

B. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio unless otherwise consented by the General Partner in its sole and absolute discretion.

Section 11.2. Transfer of General Partner’s Partnership Interest

The General Partner shall not withdraw from the Partnership and shall not transfer all or any portion of its interest as General Partner in the Partnership (whether by sale, statutory merger or consolidation, liquidation or otherwise) without the Consent of the Limited Partners, which may be given or withheld by each Limited Partner in its sole and absolute discretion, and only upon the admission of a successor General Partner pursuant to Section 12.1. Upon any transfer of a Partnership Interest in accordance with the provisions of this Section 11.2, the transferee shall become a Substitute General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such transferred Partnership Interest, and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor General Partner are assumed by a successor corporation by operation of law) shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners, in their reasonable discretion. In the event the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the Incapacity of the General Partner, all of the remaining Partners may elect to continue the Partnership business by selecting a Substitute General Partner in accordance with the Act.

Section 11.3. Termination Transactions; Transfer of the Company’s Ownership of the General Partner

A. Termination Transactions. The Company shall not engage in any merger, consolidation or other combination with or into another person, or sale of all or substantially all of its assets (a “Termination Transaction”) unless either clause (a) or (b) below is satisfied:

(a) in connection with such Termination Transaction all Limited Partners either will receive, or will have the right to elect to receive, for each Common Unit an amount of cash, securities, or other property equal to the product of the REIT Shares Amount and the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration of one REIT Share at any time during the period commencing upon and continuing after the date on which the Termination Transaction is consummated; or

(b) the following conditions are met: (i) substantially all of the assets directly or indirectly owned by the surviving entity are held directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the “Surviving Partnership”); (ii) the Holders of Common Units own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (iii) the rights, preferences and privileges of such holders in the Surviving Partnership are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (iv) such rights of the Limited Partners include at least one of the following: (a) the right to redeem their interests in the Surviving Partnership for the consideration available to such persons pursuant to Section 8.6.A.; or (b) the right to redeem their Common Units for cash on terms equivalent to those in effect with respect to their Common Units immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and the REIT Shares.

B. Transfer of the Company’s Ownership of the General Partner. Except in connection with a Termination Transaction, the Company shall not directly transfer all or any portion of its interest in the General Partner (whether by sale, statutory merger or consolidation, liquidation or otherwise) without the Consent of the Limited Partners (not including the Company), which may be given or withheld by each Limited Partner in its sole and absolute discretion.

Section 11.4. Limited Partners’ Rights to Transfer

A. Subject to Section 11.7, no Limited Partner shall transfer all or any portion of its Partnership Interest to any transferee without the consent of the General Partner, which consent may be withheld in its sole and absolute discretion; provided, however, that any Limited Partner may, at any time, without the consent of the General Partner, (i) transfer all or any portion of its Partnership Interest to the General Partner, (ii) transfer all or any portion of its Partnership Interest to an Affiliate or to an Immediate Family Member, subject to the provisions of Section 11.7 and (iii) transfer all or any portion of its Partnership Interest to an organization described in Section 501(c)(3) of the Code (or to a trust for the benefit of such an organization), subject to the provisions of Section 11.7.

B. It is a condition to any transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Interest and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its reasonable discretion. Notwithstanding the foregoing, any transferee of any transferred Partnership Interest shall be subject to any and all ownership limitations contained in the Charter and to the representations in Section 3.4.D. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substitute Limited Partner, no transferee, whether by a voluntary transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.6.

C. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator, or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

D. The General Partner may prohibit any transfer otherwise permitted under this Section 11.4 by a Limited Partner of his or her Partnership Units if, in the opinion of legal counsel to the Partnership, such transfer would require the filing of a registration statement under the Securities Act by the Partnership or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Unit.

Section 11.5. Substituted Limited Partners

A. Except as otherwise provided below, no Limited Partner shall have the right to substitute a transferee as a Limited Partner in his or her place (including any transferee permitted by Section 11.4). The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.5 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner’s failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited Partner shall be subject to the transferee executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement (including without limitation, the provisions of Section 2.4 and such other documents or instruments as may be required to effect the admission), each in form and substance satisfactory to the General Partner) and the acknowledgment by such transferee that each of the representations and warranties set forth in Section 3.4 are true and correct with respect to such transferee as of the date of the transfer of the Partnership Interest to such transferee and will continue to be true to the extent required by such representations and warranties.

C. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage

Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

Section 11.6. Assignees

If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.4 as a Substituted Limited Partner, as described in Section 11.5, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain and loss attributable to the Partnership Units assigned to such transferee, the rights to transfer the Partnership Units provided in this Article 11, the right of Redemption provided in Section 8.6, but shall not be deemed to be a Holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such Consent remaining with the transferor Limited Partner). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units. Notwithstanding anything contained in this Agreement to the contrary, as a condition to becoming an Assignee, any prospective Assignee must first execute and deliver to the Partnership an acknowledgment that each of the representations and warranties set forth in Section 3.4 are true and correct with respect to such prospective Assignee as of the date of the prospective assignment of the Partnership Interest to such prospective Assignee and will continue to be true to the extent required by such representations or warranties.

Section 11.7. General Provisions

A. No Limited Partner may withdraw from the Partnership other than as a result of (i) a permitted transfer of all of such Limited Partner’s Partnership Interests in accordance with this Article 11 and the transferee(s) of such Partnership Units being admitted to the Partnership as a Substituted Limited Partner or (ii) pursuant to the exercise of its right of Redemption of all of such Limited Partner’s Partnership Units under Section 8.6; provided that after such transfer, exchange or redemption such Limited Partner owns no Partnership Units. No Limited Partner who withdraws from the Partnership, other than as expressly permitted by this Section 11.7.A., shall thereafter be entitled to consent or vote with respect to any matter requiring the vote or consent of the Limited Partners and all Partnership Units of such Limited Partner shall be disregarded for purposes of determining whether the requisite Percentage Interest required to consent to or approve such matter has been given or obtained.

B. Any Limited Partner who shall transfer all of such Limited Partner’s Partnership Units in a transfer permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner or pursuant to the exercise of its rights of Redemption of all of such Limited Partner’s Partnership Units under Section 8.6 shall cease to be a Limited Partner; provided that after such transfer, exchange or redemption such Limited Partner owns no Partnership Units.

C. Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

D. If any Partnership Interest is transferred, assigned or redeemed during any quarterly segment of the Partnership’s fiscal year in compliance with the provisions of this Article 11 or transferred or redeemed pursuant to Section 8.6 or 16.4, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such Partnership Interest for such fiscal year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year using a method selected by the General Partner that is in accordance with Section 706(d) of the Code. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such transfer, assignment, exchange or redemption shall be made to the transferor Partner, and all distributions of Available Cash thereafter, in the case of a transfer or assignment other than an exchange or a redemption for REIT Shares, shall be made to the transferee Partner.

E. In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this Article 11, in no event may any transfer or assignment of a Partnership Interest by any Partner (including pursuant to a Redemption or exchange for REIT Shares) be made: (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, of any economic component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, if in the opinion of legal counsel to the Partnership such transfer could cause a termination of the Partnership for federal or state income tax purposes (except as a result of the Redemption or exchange for REIT Shares of all Common Units held by all Limited Partners or pursuant to a transaction expressly permitted under Section 11.3); (v) if in the opinion of counsel to the Partnership such transfer could cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the Redemption or exchange for REIT Shares of all Common Units held by all Limited Partners); (vi) if such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(c) of the Code); (vii) if such transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulation Section 2510.3-101; (viii) if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (ix) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, if such transfer (1) could be treated as effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code, (2) could cause the Partnership to become a “Publicly Traded Partnership,” as such term is defined in Sections 469(k)(2) or 7704(b) of the Code or (3) could cause the Partnership to fail one or more of the Safe Harbors (as defined below); (x) if such transfer subjects the Partnership to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended; (xi) except with the consent of the General Partner, which may be given or withheld in its sole discretion, if the proposed transferee or assignee of such Partnership Interest is unable to make the representations set forth in Section 3.4.C; (xii) if such transfer is made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion; and provided, that, as a condition to granting such consent the lender may be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for the REIT Shares Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code; or (xiii) if in the opinion of legal counsel for the Partnership such transfer could adversely affect the ability of the Company to continue to qualify as a REIT or, except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code.

F. The General Partner shall monitor the transfers of interests in the Partnership to determine (i) if such interests are being traded on an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code and (ii) whether such transfers of interests would result in the Partnership being unable to qualify for the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”). The General Partner shall have the authority (but shall not be required) to take any steps it determines are necessary or appropriate in its sole and absolute discretion to prevent any trading of interests which could cause the Partnership to become a “publicly traded partnership,” or any recognition by the Partnership of such transfers, or to insure that one or more of the Safe Harbors is met.

G. No Partner who withdraws, or attempts to withdraw, from the Partnership shall be entitled to receive the fair value of such Partner’s partnership interest in the Partnership.

ARTICLE 12.

ADMISSION OF PARTNERS

Section 12.1. Admission of Successor General Partner

A successor to all of the General Partner’s General Partner Interest pursuant to Section 11.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Article 11.

Section 12.2. Admission of Additional Limited Partners

A. After the admission to the Partnership of the initial Limited Partners on the date hereof, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner upon, and only upon, furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.

B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the receipt of the Capital Contribution in respect of such Limited Partner and the consent of the General Partner to such admission. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year using a method selected by the General Partner that is in accordance with Section 706(d) of the Code. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner (other than in its capacity as an

Assignee) and, except as otherwise agreed to by the Additional Limited Partners and the General Partner, all distributions of Available Cash thereafter shall be made to all Partners and Assignees including such Additional Limited Partner.

Section 12.3. Amendment of Agreement and Certificate of Limited Partnership

For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4.

ARTICLE 13.

DISSOLUTION AND LIQUIDATION

Section 13.1. Dissolution

The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner (selected as described in Section 13.1.A. below) shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):

A. subject to compliance with Section 11.2, an event of withdrawal of the General Partner, as defined in the Act, unless, within 90 days after the withdrawal, remaining Partners holding Percentage Interests that in the aggregate are not less than 66 2/3% of the aggregate Percentage Interests of all the remaining Partners (including in all cases the Limited Partner Interests owned directly or indirectly by the Company) agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

B. an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion;

C. consent to dissolution by Partners holding Percentage Interests that in the aggregate are not less than 66 2/3% of the aggregate Percentage Interests of all the Partners (including in all cases the Limited Partner Interests owned directly or indirectly by the Company);

D. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

E. subject to compliance with Section 11.3, any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership;

F. a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

Section 13.2. Winding Up

A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, in the event there is no remaining

General Partner, any Person elected by a Majority in Interest of the Limited Partners (the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the Company) shall be applied and distributed in the following order:

(1) First, to the payment and discharge of all of the Partnership’s debts and liabilities to creditors other than the Partners;

(2) Second, to the payment and discharge of all of the Partnership’s debts and liabilities to the General Partner;

(3) Third, to the payment and discharge of all of the Partnership’s debts and liabilities to the other Partners;

(4) Fourth, to the payment and discharge of any preferred distributions due to Preferred Unitholders (each such distribution reducing such Preferred Unitholder’s Capital Account); and

(5) Fifth, the balance, if any, to the General Partner, Common Unitholders and Preferred Unitholders in accordance with their positive Capital Account balances, determined after taking into account all Capital Account adjustments for all prior periods and the Partnership taxable year during which the liquidation occurs (other than those made as a result of the liquidating distribution set forth in this Section 13.2.A.).

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13 other than reimbursement of its expenses as provided in Section 7.4.

B. Notwithstanding the provisions of Section 13.2.A. which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including those to Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A., undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in-kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in-kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

Section 13.3. Capital Contribution Obligation

If any Partner has a deficit balance in his or her Capital Account (after giving effect to all contributions, distributions and allocations for the taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit at any time shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever, except to the extent otherwise expressly agreed to by such Partner and the Partnership pursuant to an election under Section 4.1.D.

Section 13.4. Distribution to Liquidating Trust; Retention of Reserve

In the discretion of the Liquidator or the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:

(1) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidator or the General Partner, in the same proportions and the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

(2) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided, that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and priority set forth in Section 13.2.A as soon as practicable.

The portion of any amounts otherwise distributable to the Partners that is distributed to a trust or withheld or escrowed under this Section 13.4 shall reduce the amount then distributable to each Partner in the reverse order of priority that would apply if the amount then distributable under Section 13.2.A.(5) were distributed under Section 5.1, such that, for example, any funds that would be distributable under the most junior priority under Section 5.1 shall be the funds first distributed to a trust or withheld or escrowed under this Section 13.4.

Section 13.5. Deemed Distribution and Recontribution

Notwithstanding any other provision of this Article 13, in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership’s property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged, and the Partnership’s affairs shall not be wound up. Instead, the Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership. Immediately thereafter, the Partnership shall be deemed to distribute interests in the new partnership to the General Partner and Limited Partners in proportion to their respective interests in the Partnership in liquidation of the Partnership.

Section 13.6. Rights of Limited Partners

Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and shall have no right or power to demand or receive property from the General Partner.

Section 13.7. Notice of Dissolution

In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within 30 days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

Section 13.8. Cancellation of Certificate of Limited Partnership

Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be cancelled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.9. Reasonable Time for Winding-Up

A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

Section 13.10. Waiver of Partition

Each Partner hereby waives any right to partition of the Partnership property.

ARTICLE 14.

AMENDMENT OF PARTNERSHIP AGREEMENT; CONSENTS

Section 14.1. Amendments

A. The actions requiring consent or approval of the Partners or of the Limited Partners pursuant to this Agreement, including Section 7.3, or otherwise pursuant to applicable law, are subject to the procedures in this Article 14.

B. Amendments to this Agreement requiring the consent or approval of Limited Partners may be proposed by the General Partner or by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests held by Limited Partners. The General Partner shall seek the written consent of the Limited Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written consent, the General Partner may require a response within a reasonable specified time, but not less than 15 days, and failure to respond in such time period shall constitute a consent which is consistent with the General Partner’s recommendation (if so recommended) with respect to the proposal; provided, that, an action shall become effective at such time as requisite consents are received even if prior to such specified time.

Section 14.2. Action by the Partners

A. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests held by Limited Partners. The notice shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven days nor more than 30 days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of the Limited Partners or of the Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1.

B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by the percentage as is expressly required by this Agreement for the action in question. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the Percentage Interests of the Partners (expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

C. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

D. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

E. On matters on which Limited Partners are entitled to vote, each Limited Partner shall have a vote equal to the number of Partnership Units held.

ARTICLE 15.

GENERAL PROVISIONS

Section 15.1. Addresses and Notice

Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A or such other address as the Partners shall notify the General Partner in writing.

Section 15.2. Titles and Captions

All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 15.3. Pronouns and Plurals

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4. Further Action

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.5. Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6. Creditors

Other than as expressly set forth herein with respect to Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 15.7. Waiver

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 15.8. Counterparts

This Agreement may be executed in counterparts (including by facsimile), all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9. Applicable Law

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 15.10. Consent to Jurisdiction

The Partners hereby agree that, except as otherwise required by the Act, any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought by or against any Partner in the courts of the State of North Carolina, or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of North Carolina, and each of the Partners hereby consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to personal jurisdiction, venue, and inconvenient forum laid therein.

Section 15.11. Invalidity of Provisions

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.12. Entire Agreement

This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

Section 15.13. No Rights as Stockholders

Nothing contained in this Agreement shall be construed as conferring upon the Holders of Partnership Units any rights whatsoever as stockholders of the Company, including without limitation any right to receive dividends or other distributions made to stockholders of the Company or to vote or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter.

ARTICLE 16.

SERIES A PREFERRED UNITS

Section 16.1 Designation and Number

A series of Partnership Units in the Partnership designated as the “8.00% Series A Cumulative Redeemable Preferred Units” is hereby established, with the rights, priorities and preferences set forth herein. The number of Series A Preferred Units shall be 2,300,000.

Section 16.2 Ranking

The Series A Preferred Units will, with respect to distribution rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Partnership, rank (a) senior to the Common Units and to any other Partnership Interests of any other class or series issued by the Partnership the terms of which specifically provide that such Partnership Interests shall rank junior to the Series A Preferred Units as to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Partnership; (b) on parity with any Partnership Interests of any class or series issued by the Partnership the terms of which specifically provide that such Partnership Interests shall rank on parity with the Series A Preferred Units as to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Partnership; and (c) junior to any Partnership Interests of any other class or series issued by the Partnership the terms of which specifically provide that such Partnership Interests shall rank senior to the Series A Preferred Units as to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Partnership.

Section 16.3 Distributions

A. Payment of Distributions. Subject to the preferential rights of the Holders of Partnership Interests of any class or series ranking senior to the Series A Preferred Units as to distributions, the Holders of the Series A

Preferred Units shall be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of Available Cash, cumulative cash distributions in an amount equal to the Series A Priority Return. Such distributions shall accrue and be cumulative from and including the first date on which any Series A Preferred Units are issued (the “Series A Preferred Unit Original Issue Date”) and shall be payable to Holders quarterly in arrears on each Series A Preferred Unit Distribution Payment Date (as defined below), commencing April 16, 2012; provided, however, that if any Series A Preferred Unit Distribution Payment Date is not a Business Day, then the distribution which would otherwise have been payable on such Series A Preferred Unit Distribution Payment Date may be paid on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if paid on such Series A Preferred Unit Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Series A Preferred Unit Distribution Payment Date to such next succeeding Business Day. The amount of any distribution payable on the Series A Preferred Units for any Series A Preferred Unit Distribution Period (as defined below) shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to Holders of record as they appear in the records of the Partnership at the close of business on the applicable Series A Preferred Unit Distribution Record Date (as defined below). Notwithstanding any provision to the contrary contained herein, each outstanding Series A Preferred Unit shall be entitled to receive a distribution with respect to any Series A Preferred Unit Distribution Record Date equal to the distribution paid with respect to each other Series A Preferred Unit that is outstanding on such date. “Series A Preferred Unit Distribution Record Date” shall mean the date designated by the Partnership acting through the General Partner for the payment of distributions that is not more than 35 and not fewer than 10 days prior to the applicable Series A Preferred Unit Distribution Payment Date. “Series A Preferred Unit Distribution Payment Date” shall mean the 15th day of each January, April, July and October, commencing on April 16, 2012. “Series A Preferred Unit Distribution Period” shall mean the respective periods commencing on and including the 16th day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding Series A Preferred Unit Distribution Period (other than the initial Series A Preferred Unit Distribution Period, which shall commence on the Series A Preferred Unit Original Issue Date and end on and include April 15, 2012, and other than the Series A Preferred Unit Distribution Period during which any Series A Preferred Units shall be redeemed pursuant to Section 16.6 hereof, which shall end on and include the day preceding the call date with respect to the Series A Preferred Units being redeemed).

B. Distributions Cumulative. Notwithstanding anything contained herein to the contrary, distributions on the Series A Preferred Units shall accrue whether or not (i) the Partnership has earnings, (ii) there are funds legally available for the payment of such distributions, or (iii) those distributions are authorized or declared.

C. Priority as to Distributions.

(1) Except as provided in Section 16.3.C.(2) below, no distributions shall be declared and paid or declared and set apart for payment, and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to any Common Units or in any other Partnership Interests of any other class or series ranking, as to distributions, on parity with or junior to the Series A Preferred Units (other than a distribution paid in Common Units or any other Partnership Interests of any class or series ranking junior to the Series A Preferred Units as to distributions and upon liquidation) for any period, nor shall any Common Units or any other Partnership Interests of any class or series ranking, as to distributions or upon liquidation, on parity with or junior to the Series A Preferred Units be redeemed, purchased or otherwise acquired for any consideration, nor shall any funds be paid or made available for a sinking fund for the redemption of such Series A Preferred Units, and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Partnership (except (i) by conversion into or exchange for any other Partnership Interests of any class or series ranking junior to the Series A Preferred Units as to payment of distributions and upon liquidation, (ii) for the redemption of Partnership Interests corresponding to any REIT Series A Preferred Shares or any other REIT Shares to be purchased by the Company in accordance with the terms of Sections 5(c) and 9 of Article THIRD of the Series A Articles Supplementary or otherwise, in order to ensure that the Company remains qualified as a REIT for United States federal income tax purposes, provided that such redemption shall be upon the same terms as the corresponding stock purchase pursuant to the Series A Articles Supplementary or otherwise, (iii) for the redemption or other acquisition of Partnership Interests corresponding to any REIT Series A Preferred Shares or any other REIT Shares to be redeemed or acquired under incentive, benefit or share purchase plans for officers, director or employees or others performing or providing similar services, and (iv) for the redemption of Partnership Interests corresponding to the purchase or acquisition of shares of any class or series of capital stock of the Company ranking on parity with the REIT Series A Preferred Shares as to payment of dividends and upon liquidation pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding REIT Series A Preferred Shares), unless full cumulative distributions on the Series A Preferred Units for all past Series A Preferred Unit Distribution Periods that have ended shall have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.

(2) When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) on the Series A Preferred Units and any other Partnership Interests of any class or series ranking, as to distributions, on parity with the Series A Preferred Units, all distributions declared upon the Series A Preferred Units and each such other Partnership Interests of any class or series ranking, as to distributions, on parity with the Series A Preferred Units shall be declared pro rata so that the amount of distributions declared per Series A Preferred Unit and such other Partnership Interest of any class or series shall in all cases bear to each other the same ratio that accrued distributions per Series A Preferred Unit and each such other Partnership Interest of any class or series (which shall not include any accrual in respect of unpaid distributions on such other Partnership Interests of any class or series for prior distribution periods if such Partnership Interests of any class or series do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series A Preferred Units which may be in arrears.

D. No Further Rights. Holders of the Series A Preferred Units shall not be entitled to any distributions, whether payable in cash, property or Partnership Interests, in excess of full cumulative distributions on the Series A Preferred Units as provided herein. Any distribution payment made on the Series A Preferred Units shall first be credited against the earliest accrued but unpaid distributions due with respect to such Series A Preferred Units which remain payable. Accrued but unpaid distributions on the Series A Preferred Units will accumulate as of the Series A Preferred Unit Distribution Payment Date on which they first become payable.

Section 16.4 Allocations

Allocations of the Partnership’s items of income, gain, loss and deduction shall be allocated among Holders of Series A Preferred Units in accordance with Article 6.

Section 16.5 Liquidation Proceeds

A. Distributions. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership pursuant to Article 13, before any distribution or payment shall be made to Holders of Common Units or any other Partnership Interests of any other class or series ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, junior to the Series A Preferred Units, the Holders of Series A Preferred Units shall be entitled to be paid out of the assets of the Partnership legally available for distribution to Holders, after payment of or provision for the debts and other liabilities of the Partnership, a liquidation preference of $25.00 per Series A Preferred Unit, plus an amount equal to any accrued and unpaid distributions (whether or not authorized or declared) to, but not including, the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Partnership are insufficient to pay the full amount of the liquidating distributions on all outstanding Series A Preferred Units and the corresponding amounts payable on any other Partnership Interests of any other class or series ranking, as to liquidation rights, on parity with the Series A Preferred Units in the distribution of assets, then the Holders of Series A Preferred Units and each other Partnership Interests of any other class or series ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

B. Notice. Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by the General Partner pursuant to Section 13.7.

C. No Further Rights. After payment of the full amount of the liquidating distributions to which it is entitled, the Holders of Series A Preferred Units, will have no right or claim to any of the remaining assets of the Partnership.

Section 16.6 Redemption

A. Redemption. In connection with any redemption by the Company of any REIT Series A Preferred Shares pursuant to Section 5 or 6 of Article THIRD of the Series A Articles Supplementary, the Partnership shall redeem, on the date of such redemption, an equal number of Series A Preferred Units held by the Company in exchange for a cash amount per Series A Preferred Unit equal to $25.00 plus all accrued and unpaid distributions with respect to such Series A Preferred Unit to, but not including, such payment date. In addition, in the event of the liquidation, dissolution or winding up of the Company prior to the occurrence of a Liquidating Event pursuant to Section 13.1, the Company shall have the right to redeem, on any payment date established by the Company for liquidating distributions to the REIT Series A Preferred Shares, Series A Preferred Units for an amount per Series A Preferred Unit equal to $25.00 plus all accrued and unpaid distributions with respect to such Series A Preferred Unit to, but not including, such payment date. From and after the Series A Preferred Unit redemption date, the Series A Preferred Units so redeemed shall no longer be outstanding, and all rights hereunder, to distributions or otherwise, with respect to such Series A Preferred Units shall cease.

Section 16.7 Conversion

In the event of a conversion of REIT Series A Preferred Shares into REIT Shares in accordance with the Series A Articles Supplementary, upon conversion of such REIT Series A Preferred Shares, the Partnership shall convert an equal whole number of Series A Preferred Units into a number of Common Units equal to the number of REIT Shares into which such REIT Series A Preferred Shares were converted; provided, however, that if holders of REIT Series A Preferred Shares receive cash or other consideration in addition to or in lieu of REIT Shares in connection with such conversion, then the Company, as the Holder of the Series A Preferred Units, shall be entitled to receive cash or such other consideration equal (in amount and form) to the cash or other consideration to be paid by the Company to such holder of REIT Series A Preferred Shares. In the event of a conversion of REIT Series A Preferred Shares into REIT Shares, to the extent the Company is required to pay cash in lieu of fractional REIT Shares pursuant to the Series A Articles Supplementary in connection with such conversion, the Partnership shall distribute an equal amount of cash to the Company.

Section 16.8 Voting Rights

Holders of Series A Preferred Units shall not have any voting or consent rights in respect of their Partnership Interests represented by the Series A Preferred Units.

Section 16.9 Transfer Restrictions

The Series A Preferred Units shall not be transferable except in accordance with Section 11.2.

Section 16.10 No Sinking Fund

No sinking fund shall be established for the retirement or redemption of Series A Preferred Units.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Agreement of Limited Partnership as of the date first written above.

General Partner:

CAMPUS CREST COMMUNITIES GP, LLC, a Delaware limited
liability company

By:	Campus Crest Communities, Inc., a Maryland corporation, its Sole Member

	By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Executive Vice President, Chief Financial Officer and Secretary

Limited Partners listed on Exhibit A hereto:

CAMPUS CREST COMMUNITIES GP, LLC, a Delaware limited liability company, as attorney-in-fact acting on behalf of the Limited Partners listed on Exhibit A hereto

By:	Campus Crest Communities, Inc., a Maryland
corporation, its Sole Member

	By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Executive Vice President, Chief Financial Officer and Secretary

[Signature page to Second Amended and Restated Agreement of Limited Partnership]

EXHIBIT A

PARTNERS, CONTRIBUTIONS AND PERCENTAGE INTERESTS

Name And Address Of Partner	Gross Asset Value	Cash Contributions	Agreed Value Of Contributed Property*	Total Contributions	Partnership Unit Type	Number Of Partnership Units	Percentage Interest
General Partner
Campus Crest Communities GP, LLC		$	—	$	Common Series A Preferred
2100 Rexford Road, Suite 414 Charlotte, NC 28211
Limited Partners
Campus Crest Communities LP, LLC		$	—	$	Common Series A Preferred
2100 Rexford Road, Suite 414 Charlotte, NC 28211

A-1

EXHIBIT B

NOTICE OF REDEMPTION

The undersigned hereby irrevocably (i) transfers                     Limited Partnership Units in Campus Crest Communities Operating Partnership, LP in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of Campus Crest Communities Operating Partnership, LP and the rights of Redemption referred to therein, (ii) surrenders such Limited Partnership Units and all right, title and interest therein, and (iii) directs that the cash (or, if applicable, REIT Shares) deliverable upon Redemption or exchange be delivered to the address specified below, and if applicable, that such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated:

Name of Limited Partner:

(Signature of Limited Partner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

Issue REIT Shares to:

Please insert social security or identifying number:

B-1

EXHIBIT C

CONSTRUCTIVE OWNERSHIP DEFINITION

The term “Constructively Owns” means ownership determined through the application of the constructive ownership rules of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. Generally, these rules provide the following:

a. an individual is considered as owning the Ownership Interest that is owned, actually or constructively, by or for his spouse, his children, his grandchildren, and his parents;

b. an Ownership Interest that is owned, actually or constructively, by or for a partnership, limited liability company or estate is considered as owned proportionately by its partners or beneficiaries;

c. an Ownership Interest that is owned, actually or constructively, by or for a trust is considered as owned by its beneficiaries in proportion to the actuarial interest of such beneficiaries (provided, however, that in the case of a “grantor trust” the Ownership Interest will be considered as owned by the grantors);

d. if ten (10) percent or more in value of the stock in a corporation is owned, actually or constructively, by or for any person, such person shall be considered as owning the Ownership Interest that is owned, actually or constructively, by or for such corporation in that proportion which the value of the stock which such person so owns bears to the value of all the stock in such corporation;

e. an Ownership Interest that is owned, actually or constructively, by or for a partner or member which actually or constructively owns a 25% or greater capital interest or profits interest in a partnership or limited liability company, or by or to or for a beneficiary of an estate or trust shall be considered as owned by the partnership, limited liability company, estate, or trust (or, in the case of a grantor trust, the grantors);

f. if ten (10) percent or more in value of the stock in a corporation is owned, actually or constructively, by or for any person, such corporation shall be considered as owning the Ownership Interest that is owned, actually or constructively, by or for such person;

g. if any person has an option to acquire an Ownership Interest (including an option to acquire an option or any one of a series of such options), such Ownership Interest shall be considered as owned by such person;

h. an Ownership Interest that is constructively owned by a person by reason of the application of the rules described in paragraphs (a) through (g) above shall, for purposes of applying paragraphs (a) through (g), be considered as actually owned by such person provided, however, that (i) an Ownership Interest constructively owned by an individual by reason of paragraph (a) shall not be considered as owned by him for purposes of again applying paragraph (a) in order to make another the constructive owner of such Ownership Interest, (ii) an Ownership Interest constructively owned by a partnership, estate, trust, or corporation by reason of the application of paragraphs (e) or (f) shall not be considered as owned by it for purposes of applying paragraphs (b), (c), or (d) in order to make another the constructive owner of such Ownership Interest, (iii) if an Ownership Interest may be considered as owned by an individual under paragraphs (a) or (g), it shall be considered as owned by him under paragraph (g), and (iv) for purposes of the above described rules, an S corporation shall be treated as a partnership and any stockholder of the S corporation shall be treated as a partner of such partnership except that this rule shall not apply for purposes of determining whether stock in the S corporation is constructively owned by any person.

i. For purposes of the above summary of the constructive ownership rules, the term “Ownership Interest” means the ownership of stock with respect to a corporation and, with respect to any other type of entity, the ownership of an interest in either its assets or net profits.

C-1

EXHIBIT D

SCHEDULE OF PARTNERS’ OWNERSHIP

WITH RESPECT TO TENANTS

D-1

EXHIBIT E

SCHEDULE OF REIT SHARES

ACTUALLY OR CONSTRUCTIVELY OWNED BY LIMITED PARTNERS

OTHER THAN THOSE ACQUIRED PURSUANT TO AN EXCHANGE

E-1